Exhibit 10.11

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of February 5, 2007
among
HOLLIDAY FENOGLIO FOWLER, L.P.,
as Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent,
and
THE LENDERS PARTY HERETO

BANC OF AMERICA SECURITIES LLC,
As
Sole Lead Arranger and Book Manager

i

(continued)

(continued)

iii

(continued)

iv

SCHEDULES

1.01A	Red Capital Term Sheet
2.01	Commitments and Applicable Percentages
5.03	Approvals and Consents
5.06	Litigation
5.09(b)	Ownership Structure
5.15	Transactions with Affiliates
5.24	Material Contracts
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Loan Notice
Exhibit B	Reserved
Exhibit C	Form of Note
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment of Assumption
Exhibit F	Form of Guaranty Agreement
Exhibit G	Form of Joinder Agreement
Exhibit H	Opinion Matters
Exhibit I	Form of Pledge and Security Agreement

v

CREDIT AGREEMENT
     This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of February 5, 2007 among HOLLIDAY FENOGLIO FOWLER, L.P., a limited partnership organized under the laws of the State of Texas (“Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein shall have the meanings assigned thereto in Section 1.01 of this Agreement.
RECITALS:
     WHEREAS, the Borrower, HFF Holdings LLC, a Delaware limited liability company, each lender party thereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of March 29, 2006 (as amended to the date hereof, the “Existing Credit Agreement”), pursuant to which certain credit facilities have been made available to the Borrower;
     WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing Credit Facility to provide a revolving credit facility to the Borrower in the aggregate principal amount of $40,000,000; and
     WHEREAS, the Lenders are willing to amend and restate the Existing Credit Facility and make such revolving credit facility available to the Borrower on the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Acquisition”, by any Person, means the purchase or acquisition in a single transaction or a series of related transactions by any such Person, individually or, together with its Affiliates, of (a) any Equity Interest of any other Person (other than a Loan Party) which are sufficient such that such other Person becomes a direct or indirect Subsidiary of such Person (or either of them) or (b) all or a substantial portion of the Property, including, without limitation, all or a substantial portion of the property comprising a division, unit or line of business, of any other Person (other than a Loan Party), whether involving a merger or consolidation with such other Person. “Acquire” has a meaning correlative thereto.
     “Administrative Agent” means Bank of America in its capacity as administrative agent and collateral agent, as applicable, under any of the Loan Documents, or any successor administrative agent and collateral agent, as provided in Section 9.06.

     “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as to which the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agreement” means this Amended and Restated Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of (i) the Commitment of such Lender at such time as compared to the aggregate Commitments of all Lenders at such time, and (ii) if the Commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the aggregate Commitments of all Lenders have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, a per annum rate equal to: (a) with respect to Base Rate Loans, one and one-half of one percent (1.50%), and (b) with respect to Eurodollar Rate Loans, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing	Consolidated
Level	Leverage Ratio	Eurodollar Rate
1	≤ 1.00:1	1.50%
2	>1.00:1 but ≤2.00:1	1.75%
3	>2.00:1	2.00%
Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.
     “Approved Bank” has the meaning specified in the definition of “Cash Equivalents”.

     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Banc of America Securities in its capacity as sole lead arranger and sole book manager.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
     “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel, and without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Off-Balance Sheet Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Operating Companies for the fiscal quarter ended September 30, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for each fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
     “Availability” means, as of any date of determination, an amount equal to 300% of Free Cash Flow as of such date. Any increase or decrease in Availability shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b).
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Commitments pursuant to Section 2.04, and (c) the date of termination of the Commitment of each Lender to make Loans pursuant to Section 8.02.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Banc of America Securities” means Banc of America Securities LLC and its successors.
     “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loan” means a Loan that bears interest at the Base Rate.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Warehoused Loans” means mortgage loans made by the Borrower using the proceeds of the Warehousing Facilities (or any one of them), underwritten in accordance with Freddie Mac or Fannie Mae multifamily loan standards, and for which Freddie Mac or Fannie Mae has issued a purchase commitment to purchase such loan(s) within sixty (60) days of such loan(s) initial loan closing (or such longer period of time as may then be provided under form Freddie Mac or Fannie Mae commitments with respect to such loans not to exceed ninety (90) days). The parties hereby acknowledge that the Borrower is a Freddie Mac Seller/Servicer, but is not presently a Fannie Mae DUS lender, and that the provisions with respect to Fannie Mae shall have no force or effect until such time, if ever, that HFF becomes a Fannie Mae DUS lender.
     “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Capital Assets” means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one year.
     “Capitalized Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, which in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.
     “Cash Equivalents” means:
     (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition;
     (b) marketable obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least “AA” by S&P, or the equivalent thereof by Moody’s having maturities of not more than one year from the date of acquisition;
     (c) time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers’ acceptances of (i) any Lender or any Affiliate of any Lender, (ii) any commercial bank of recognized standing either organized under the laws of the United States (or any State or territory thereof) having capital and surplus in excess of $100,000,000 and fully insured by FDIC or (iii) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least “A-1” or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than one year from the date of acquisition;
     (d) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least “A-1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least “Aa” or the equivalent thereof by Moody’s and in each case maturing within one year after the date of acquisition;
     (e) debt instruments of a domestic issuer (other than any Loan Party) which mature in one (1) year or less and which are rated “A” or better by Moody’s or S&P on the date of acquisitions of such investment;
     (f) short term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated either “P-1” by Moody’s or “A-1” by S&P;
     (g) shares of money market, mutual, or similar funds which invest primarily in securities of the type described in (a) – (f) above; and
     (h) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the “Federal Financial Institutions Examinations Council Supervisory Policy – Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency in October 31, 1985”.

     “Cash Management Bank” means any party to a Cash Management Services Agreement with the Loan Parties, or any of them, which party was a Lender or an Affiliate of a Lender under this Agreement at the time it entered into such Cash Management Services Agreement.
     “Cash Management Services Agreement” means any agreement to provide management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management services that is entered into by and between a Loan Party and any Cash Management Bank.
     “Casualty” means any casualty or other loss, damage or destruction to any property of a Loan Party.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Change of Control” means, an event or series of events by which:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding HFF Holdings) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of thirty percent (30.00%) or more of the Voting Securities of HFF on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
     (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of HFF cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group holding shares of Class A common Equity Interests in HFF other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

     (d) GP Corp. shall cease to be the only general partner of the Operating Companies; or
     (e) HFF Acquisition, HFF Partnership Holdings or at least one of them, shall cease to be the only limited partner(s) of the Operating Companies; or
     (f) HFF shall cease to be the sole member of HFF Partnership Holdings; or
     (g) HFF Holdings shall cease to be the sole member of HFF Acquisition for so long as HFF Acquisition is a limited partner of the Operating Companies.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01 (k), waived by the Person entitled to receive the applicable payment).
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means all the “Collateral” referred to in the Collateral Documents and any other assets and property that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided, that, the parties acknowledge that assets and property acquired after the Closing Date, as permitted herein or otherwise, of the type described in the Collateral Documents are and shall be pledged to the Administrative Agent for the benefit of the Secured Parties as contemplated by Sections 6.11 and 6.12.
     “Collateral Documents” means, collectively, the Pledge and Security Agreement, the Perfection Certificate, each Perfection Certificate Supplement and any other security agreements, pledge agreements or similar instruments delivered to the Administrative Agent as collateral agent from time to time pursuant to Sections 6.11 and 6.12, and each other agreement, instrument or document that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
     “Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and “Commitments” means the Commitments of all the Lenders.
     “Commitment Fee” has the meaning specified in Section 2.07(a).
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.
     “Condemnation” means any taking of Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

     “Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.
     “Consolidated Capital Expenditures” means, for any period, for the HFF Consolidated Group determined on a consolidated basis, without duplication (a) all expenditures made directly or indirectly during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Persons) and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, obligations in respect of Capitalized Leases) assumed or incurred during such period in connection with any such expenditures for Capital Assets. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds with respect to any Casualty shall be included in Consolidated Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.
     “Consolidated Cash Interest Charges” means for any period, for the HFF Consolidated Group (including the pro-rata share of any recourse obligations of non-consolidated Affiliates) determined on a consolidated basis, Consolidated Interest Charges for such period; provided that all non-cash interest expense shall be excluded.
     “Consolidated Cash Taxes” means, for any period, for the HFF Consolidated Group determined on a consolidated basis, the aggregate amount of all taxes of such Persons, determined on a consolidated basis to the extent the same are paid or payable in cash, accrued or capitalized by such Persons during such period.
     “Consolidated EBITDA” means, for any period, for the HFF Consolidated Group (including the pro-rata share of any recourse obligations of non-consolidated Affiliates) determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus (a) the following, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes payable by such Person for such period; (iii) depreciation and amortization expense; and (iv) other non-recurring expenses reducing Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Loan Parties and their Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.
     “Consolidated Fixed Charge Coverage Ratio” means, for any Reference Period, the ratio of (a) Consolidated EBITDA for such period, to (b) Consolidated Fixed Charges for such period; provided, that, Consolidated EBIDTA shall not include amounts attributable to Warehousing Collateral and Consolidated Fixed Charges shall not include amounts attributable to the Warehousing Facilities.

     “Consolidated Fixed Charges” means, for any period, for the HFF Consolidated Group determined on a consolidated basis, the sum of (a) Consolidated Cash Interest Charges for such period plus (b) Consolidated Scheduled Debt Payments for such period plus (c) all mandatory tax payments (whether by contract or otherwise) made or to be made by any Loan Party to HFF, HFF Holdings or any holder of their respective Equity Interests, plus (d) all tax distributions (including without limitation all Quarterly Tax Distributions) made by the HFF Consolidated Group to any of HFF or HFF Holdings, without duplication of amounts paid under clause (c) above, plus (e) to the extent not covered by clauses (c) or (d) above, Consolidated Cash Taxes for such period.
     “Consolidated Funded Indebtedness” means, for the HFF Consolidated Group determined on a consolidated basis, as of any date of determination, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (except as provided in clause (d) below), (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capitalized Leases and Off-Balance Sheet Obligations (for the avoidance of doubt, payments under Operating Leases shall not be included in the determination of Consolidated Funded Indebtedness unless such Operating Leases result in Off-Balance Sheet Obligations), (f) without duplication all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse (except for customary exceptions to non-recourse provisions such as fraud, misappropriation of funds and environmental liabilities) to such Person or any such Subsidiary.
     “Consolidated Interest Charges” means, for any period, for the HFF Consolidated Group (including the pro-rata share of any recourse obligations of non-consolidated Affiliates) determined on a consolidated basis, the sum of all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.
     “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date, to (b) Consolidated EBITDA for the Reference Period most recently ended on or prior to such date; provided, that, Consolidated Funded Indebtedness shall not include any amounts attributable to the Warehousing Facilities and Consolidated EBITDA shall not include any amounts attributable to the Warehousing Collateral.

     “Consolidated Net Income” means, for any period, for the HFF Consolidated Group determined on a consolidated basis, the Net Income of such Persons for that period.
     “Consolidated Scheduled Debt Payments” means, for any period for the HFF Consolidated Group (including the pro-rata share of any recourse obligations of non-consolidated Affiliates) determined on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness (including, without limitation, the principal component of Capitalized Leases paid or payable during such period, but excluding payments due on Loans during such period); provided that Consolidated Scheduled Debt Payments for any period shall not include (i) voluntary prepayments of Consolidated Funded Indebtedness, (ii) mandatory prepayments of Consolidated Funded Indebtedness, or (iii) any balloon, bullet or similar final payment.
     “Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person, or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension” means a Borrowing.
     “Credit Facility” as of any date means (a) on any date during the Availability Period, the aggregate Commitments of all Lenders and (b) at any time after the Commitment of each Lender to make Loans has been terminated pursuant to Section 8.02 or if the aggregate Commitments of all Lenders has expired, the Total Outstandings on such date.
     “Debt Issuance” means the issuance by any Loan Party of any Indebtedness for borrowed money; provided, that, the foregoing shall not be deemed to imply that any such Debt Issuance is permitted under this Agreement.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     “Default Rate” means an interest rate equal to (a) in the case of Eurodollar Rate Loans, the sum of (i) the Eurodollar Rate for such Loans, plus (ii) the Applicable Rate applicable to such Loans, plus (iii) 2% per annum, and (b) in the case of Base Rate Loans and for all other Obligations, the sum of (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans, plus (iii) 2% per annum.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of a Borrowing required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Disposition” or “Dispose” means the sale, transfer, license, lease, Casualty or Condemnation or other disposition (including any Sale and Leaseback Transaction or any sale of any Equity Interest of any Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes issued by any other Person or accounts receivable or any rights and claims associated therewith or any capital stock of, or other Equity Interests in, any other Person; provided that the foregoing shall not be deemed to imply that any such disposition is permitted under this Agreement. The term “Disposition” shall not include any Equity Issuance.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Subsidiary” means a Subsidiary that is organized under the Laws of a political subdivision of the United States.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Loan Parties or any of their Affiliates or Subsidiaries.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, however, that “Voting Units” and “Voting Interests” issued to “Voting Right Holders” (each as defined in the Partnership Agreements) pursuant to and as governed by Section 3.3 of the Partnership Agreement of Borrower in effect on the date hereof, and as such provisions may be amended with the consent of the Required Lenders, shall not constitute Equity Interests.
     “Equity Issuance” means any issuance by any Loan Party of any capital stock or other Equity Interests to any Person or receipt by any Loan Party of a capital contribution from any Person, including the issuance of Equity Interests pursuant to the exercise of options or warrants and the conversion of any Indebtedness to equity; provided that the foregoing shall not be deemed to imply that any such issuance is permitted under this Agreement.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
     “Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Eurodollar Rate Loan” means a Loan that bears interest at the Eurodollar Rate.
     “Event of Default” has the meaning specified in Section 8.01.
     “Excess Cash Flow” means, for any fiscal year, an amount equal to the sum of Consolidated Net Income (after all interest payments on the Loans) for such period minus (i) in each case to the extent not already deducted from Consolidated Net Income, Profit Participation Payments, (ii) all other Restricted Payments theretofore made as of the end of such year and (iii) Consolidated Capital Expenditures made as of such year.
     “Exchange Right” means the right of HFF Holdings LLC (or its members) from time to time to cause HFF Acquisition to exchange, on a cash-less basis, all or a portion of HFF Acquisition’s limited partnership interests in the Operating Companies for shares of Class A common Equity Interests of HFF pursuant to the terms of the Organization Documents of HFF, HFF Holdings LLC and their subsidiaries; provided that at all times the Administrative Agent, for the benefit of the Secured Parties, shall have, directly or indirectly, a valid, first-priority, perfected security interest in 100% of the Pledged Equity Interests.
     “Excluded Subsidiary” means HFF Securities and any Subsidiary of any member of the HFF Consolidated Group which is a Subchapter C Corporation that (i) exists solely for the purpose of holding broker or similar type licenses, (ii) whose only assets are broker or similar type licenses, and (iii) is prohibited from pledging its assets as Collateral pursuant to the terms of such licenses. As of the Closing Date, HFF Securities is the only Excluded Subsidiary.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).
     “Existing Credit Agreement” has the meaning specified in the Recitals to this Agreement.
     “Extension Fee” means the amount equal to the product of (i) the aggregate principal amount of all Commitments as of the date of extension, multiplied by, (ii) two tenths of one percent (0.20%).
     “Extension Option” has the meaning specified in Section 2.12.
     “Fannie Mae” means the Federal National Mortgage Association, and its successors.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Fee Letter” means the fee letter agreement dated January 8, 2007, among the Borrower, Bank of America, and the Arranger.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” means a Subsidiary that is not organized under the Laws of a political subdivision of the United States or a state thereof.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Freddie Mac” means the Federal Home Loan Mortgage Corporation and its successors.
     “Free Cash Flow” means, as of any date of determination, Consolidated EBITDA minus Consolidated Fixed Charges, in each case, determined by reference to the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b).

     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “GP Corp.” means Holliday GP Corp., a corporation organized under the laws of the State of Delaware.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guaranty Agreement” means the Guaranty Agreement duly executed by GP Corp., HFF Acquisition, HFF Partnership Holdings and each Subsidiary Guarantor which may hereafter be joined as a Guarantor pursuant to the provisions hereof substantially in the form of Exhibit F hereto.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “HFF” means HFF, Inc., a corporation organized under the laws of the State of Delaware.
     “HFF Acquisition” means HFF LP Acquisition LLC, a limited liability company organized under the laws of the State of Delaware.
     “HFF Consolidated Group” means HFF Partnership Holdings, HFF Acquisition, GP Corp., the Borrower and HFF Securities and, without duplication, their Consolidated Subsidiaries. For the avoidance of doubt, neither HFF nor HFF Holdings shall be considered or deemed to be part of the HFF Consolidated Group.
     “HFF Holdings” means HFF Holdings LLC, a limited liability company organized under the laws of the State of Delaware.
     “HFF Holdings Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of HFF Holdings dated as of March 29, 2006, as the same may be further amended, supplemented or otherwise modified from time to time as permitted by this Agreement.
     “HFF Partnership Holdings” means HFF Partnership Holdings LLC, a limited liability company organized under the laws of the state of Delaware.
     “HFF Securities” means HFF Securities L.P., a limited partnership organized under the laws of the state of Delaware.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net payment obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) Capitalized Leases and Off-Balance Sheet Obligations;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
     (h) all Indebtedness in respect of any of the foregoing of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on the property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for such Indebtedness; and
     (i) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer in an amount proportionate to such Person’s interest therein, unless such Indebtedness is expressly made non-recourse to such Person or except to the extent such Indebtedness is owed by such partnership or joint venture to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Off-Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 10.04(b).
     “Indemnity Obligations” means customary director and officer indemnification obligations of HFF, GP Corp. and HFF Partnership Holdings to their respective officers and directors pursuant to its Organization Documents.
     “Information” has the meaning specified in Section 10.07.
     “Intercompany Notes” has the meaning specified in the Pledge and Security Agreement.
     “Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date for such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest

Payment Dates, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date for such Loan.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six or twelve months thereafter, as selected by the Borrower in the Loan Notice; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date for the applicable Loan.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of, any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Rights” has the meaning specified in Section 5.11.
     “IRS” means the United States Internal Revenue Service.
     “Joinder Agreement” means a joinder agreement executed and delivered in accordance with the provisions of Section 6.11, substantially in the form of Exhibit G hereto.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Lender with a commitment to make Loans as designated in Section 2.01 or in an Assignment and Assumption pursuant to which such Lender becomes a party hereto.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as to which a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means an extension of credit by a Lender to the Borrower under Article II. Each Loan may be divided into tranches which are Base Rate Loans or Eurodollar Rate Loans (each a “Type” of Loan).
     “Loan Documents” means, collectively, (a) for purposes of this Agreement, the Notes and any amendment, supplement or other modification hereof and thereof, and for all other purposes other than for purposes of the Guaranty Agreement, any Joinder Agreement, any of the Collateral Documents and Section 8.03 of the Agreement, (i) this Agreement, (ii) each Note, (iii) the Fee Letter, (iv) the Guaranty Agreement, (v) each Joinder Agreement, and (vi) each Collateral Document and (b) for purposes of the Guaranty Agreement, each Joinder Agreement, each Collateral Document and Section 8.03 of this Agreement, (i) each document under clause (a) of this definition, (ii) each Secured Swap Contract and (iii) each Secured Cash Management Services Agreement.
     “Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, in each case, if in writing, shall be substantially in the form of Exhibit A hereto.
     “Loan Party” means, HFF Partnership Holdings, GP. Corp., HFF Acquisition, the Borrower, each Subsidiary Guarantor and each of their respective Subsidiaries, other than Excluded Subsidiaries (regardless of whether or not consolidated with HFF Partnership Holdings, GP. Corp, HFF Acquisition or the Borrower for purposes of GAAP), individually, and “Loan Parties” means any combination of the foregoing. For the avoidance of doubt, Loan Party shall not include any Excluded Subsidiaries.
     “Loan Party Materials” has the meaning specified in Section 6.02.
     “Master Agreement” has the meaning specified in the definition of “Swap Contract”.
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party, or (d) a material adverse effect upon the Lien of any Collateral Document or a material impairment of the rights, powers, or remedies of the Administrative Agent or any Lender under any Loan Document.
     “Material Contract” means, with respect to the Loan Parties, (a) the contracts set forth on Schedule 5.24, (b) each credit agreement, capital lease or other agreement related to any Indebtedness of any Loan Party in an amount greater than $250,000 (other than the Loan Documents), (c) each Swap Contract to which any Loan Party is a party, and (d) any voting or shareholder’s agreement related to the Equity Interest in any Person to which any Loan Party is a party.
     “Maturity Date” means February 5, 2010, subject to the Extension Option.
     “Maximum Rate” has the meaning specified in Section 10.09.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or has been obligated to make contributions.
     “Net Income” means, for any period, net income of any Person and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.
     “Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
     “Obligations” of a Loan Party means (a) in the case of the Borrower, all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under (i) this Agreement and any other Loan Document to which the Borrower is a party or otherwise with respect to any Loan and (ii) solely for purposes of Section 8.03, determining the Guaranteed Obligations of each Guarantor under, and as such term is defined in the Guarantee Agreement and otherwise thereunder, any Joinder Agreement, and any Collateral Document, also under and with respect to any Secured Swap Contract and any Secured Cash Management Services Agreement, (b) in the case of HFF Partnership Holdings, GP Corp. and HFF Acquisition, all liabilities, obligations, covenants and duties of them arising under the Guaranty Agreement and any other Loan Document to which they or any of them are a party, and (c) in the case of any Subsidiary Guarantor, all liabilities, obligations, covenants and duties of such Subsidiary Guarantor under the Guaranty Agreement and the other Loan Documents to which such Subsidiary Guarantor is a party, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, (x) the Obligations of the

Borrower under the Loan Documents include (A) the obligation to pay principal, interest, charges, expenses, fees, attorney fees and disbursements, indemnities and other amounts payable by any Loan Party under the Loan Document and (B) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of any Loan Party and (y) the Obligations of each Guarantor including the Guaranteed Obligations of such Guarantor under and as such term is defined in the Guaranty Agreement.
     “Off-Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). For the avoidance of doubt, Off-Balance Sheet Obligations do not include operating leases for office space entered into in the ordinary course of business.
     “Operating Companies” means the Borrower and HFF Securities.
     “Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any Property that is not a Capitalized Lease other than any such lease in which that Person is the lessor.
     “Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. For the avoidance of doubt, Other Taxes shall not include any Excluded Taxes.
     “Other Warehousing Facilities” means warehousing facilities of the Borrower, upon substantially the same terms as the Red Capital Warehousing Facility in existence as of the date hereof or as may be amended, with the Required Lenders’ reasonable consent, so long as the Indebtedness under such facilities is used to finance Borrower Warehoused Loans made by the Borrower which are outstanding for not more than one-hundred twenty (120) days.
     “Outstanding Amount” means with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date.

     “Participant” has the meaning specified in Section 10.06(d).
     “Partnership Agreements” means, collectively, the Amended and Restated Texas Limited Partnership Agreement of the Borrower, dated as of the Closing Date by and among GP Corp., HFF Acquisition and HFF Partnership Holdings and the Amended and Restated Limited Partnership Agreement of HFF Securities dated as of the Closing Date by and among GP Corp., HFF Acquisition and HFF Partnership Holdings.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Perfection Certificate” has the meaning specified in the Pledge and Security Agreement.
     “Perfection Certificate Supplement” has the meaning specified in the Pledge and Security Agreement.
     “Permitted Acquisitions” means any Acquisition by any Loan Party; provided that:
     (a) the Property acquired (or the Property of the Person acquired) in such Acquisition shall be used in the same or similar (or complementary) line of business as the Loan Parties on the Closing Date and shall be for the purpose of strategic growth and/or competitive positioning;
     (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition;
     (c) no Default or Event of Default shall exist immediately after giving effect to such Acquisition on a Pro Forma Basis;
     (d) the Loan Parties shall, and shall cause the party that is the subject of the Acquisition to, execute and deliver such joinder and pledge agreements, security agreements and intercompany notes and take such other actions as may be necessary for compliance with the provisions of Sections 6.11 and 6.12; and
     (e) the Borrower shall have delivered to the Administrative Agent (i) a Compliance Certificate signed by a Responsible Officer of the Borrower demonstrating compliance with the financial covenants hereunder after giving effect to the subject Acquisition on a Pro Forma Basis, and reaffirming that the representations and warranties set forth in this Agreement are true and correct in all material respects as of such date, except those representations and warranties made as of a date certain, which shall remain true and correct in all material respects as of such date and providing supplements to the Schedules as required by the Compliance Certificate, (ii) all financial statements for the full fiscal year preceding the Acquisition, as well as the most recent interim statements of the party that is the subject of the Acquisition, and (iii) a certificate of a Responsible Officer of the Borrower describing the Person to be acquired, including, without limitation, the location and type of operations and key management.
     “Permitted Borrower Distribution” means for any fiscal year of the HFF Consolidated Group, an amount equal to 100% of the Excess Cash Flow for such fiscal year.
     “Permitted Liens” has the meaning specified in Section 7.01.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or sponsored by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning specified in Section 6.02.
     “Pledge and Security Agreement” means the Pledge and Security Agreement executed by HFF Partnership Holdings, GP Corp., HFF Acquisition, the Borrower, the Subsidiary Guarantors and the Administrative Agent in accordance with the provisions of this Agreement, which Pledge and Security Agreement shall be substantially in the form of Exhibit I hereto.
     “Pledged Equity Interests” means 100% of the issued and outstanding Equity Interests in (i) the Operating Companies owned by HFF Acquisition, HFF Partnership Holdings and GP Corp. and (ii) GP Corp. owned by HFF Partnership Holdings.
     “Profit Participation Bonus Plans” means, collectively, the Profit Participation Bonus Plan, dated as of the Closing Date, of the Borrower and the Profit Participation Bonus Plan, dated as of the Closing Date, of HFF Securities.
     “Profit Participation Payments” means, for any fiscal year, for each office of the Borrower, HFF Securities and any other future Subsidiary of the Borrower, pursuant to the Profit Participation Bonus Plans (a) for each office that elects to have its profit participation arrangement calculated on the financial results of the entire office, payments made pursuant to the profit participation arrangement in effect as of the date hereof with the Borrower, HFF Securities and any other future Subsidiary of the Borrower, such payments not to exceed 15% of that office’s consolidated net income (which, for purposes of this definition, shall be the net operating income of such office taking into account allocations of overhead expenses and adjusted for depreciation and amortization, all as determined in accordance with GAAP) after all interest payments on the Loans, and (b) for each office that elects to have its profit participation arrangement calculated on the financial results of each line of business (e.g. investment sales, financing transactions, broker-dealer transactions, etc.) in such office, such lines of business to consist of separately identifiable groups of employees primarily located within such office and to be separately accounted for, payments made pursuant to the profit participation arrangement in effect as of the date hereof with the Borrower, HFF Securities and any other future Subsidiary of the Borrower, such payments not to exceed 15% of each such line of business’ consolidated net income, determined and adjusted as described above with respect to such line of business, after all interest payments on the Loans.
     “Pro Forma Basis” has the meaning specified in Section 1.03(c).
     “Pro Forma Financial Statements” means (i) the unaudited consolidated and consolidating balance sheets and income statements of the HFF Consolidated Group, as at the end of the most recent fiscal quarter prior to the Closing Date for which financial information is available, prepared on a Pro Forma Basis giving effect to the consummation of the transactions contemplated by the Loan Documents, for the trailing twelve months of operations ending on the most recently ended fiscal quarter of the HFF Consolidated Group, and (ii) the unaudited consolidated and consolidating balance sheets, income statements and statements of cash flows of the HFF Consolidated Group, prepared on a Pro Forma Basis for the next two (2) fiscal years prepared on a fiscal quarter basis. Delivery of the Pro Forma Financial Statements shall include a corresponding calculation of Consolidated EBITDA and each of the financial covenants set forth in Section 7.20.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Public Lender” has the meaning specified in Section 6.02.
     “Quarterly Tax Distributions” means the quarterly payment of any dividend or distribution from the HFF Consolidated Group to HFF and HFF Holdings in an amount not to exceed the highest effective marginal combined U.S. Federal, state and local income tax liabilities with respect to each fiscal year to which such distribution relates for an individual or corporation whose residence or commercial domicile is New York, New York (assuming such taxpayer (a) has no itemized deductions or tax credits, (b) was not subject to the alternative minimum tax, the self-employment tax or other U.S. Federal (or comparable state or local) income taxes not imposed under sections 1 or 11 of the Code and (c) was subject to income tax only in the jurisdictions where the taxpayer resides or is commercial domiciled) arising from income of the HFF Consolidated Group and attributable to HFF and the members of HFF Holdings. Each tax distribution shall be calculated and distributed so that HFF and HFF Holdings shall receive a tax distribution sufficient to pay the income taxes required to be paid (after giving effect to any income tax credits, losses carried forward, or similar reductions to income taxes due) in respect of the relevant quarterly period. The parties hereto understand and agree that the tax rate referenced in the first sentence of this definition applies to all direct and indirect partners of Borrower and HFF Securities and the Quarterly Tax Distributions may exceed the actual tax obligations of such partners.
     “Red Capital Warehousing Facility” means that certain revolving mortgage warehousing line of credit from Red Mortgage Capital, Inc. or one of its Affiliates providing for loans to the Borrower on the terms set forth on Schedule 1.01C, the proceeds of which are used to fund Borrower Warehoused Loans which are outstanding for not more than one-hundred twenty (120) days.

     “Reference Period” means, (a) for purposes of calculating compliance with any financial covenant or test on any date on which a Compliance Certificate is required to be delivered hereunder, the four consecutive fiscal quarters most recently ended prior to such date and (b) for purposes of determining whether the conditions precedent have been satisfied for a proposed transaction, the four consecutive fiscal quarters most recently ended prior to date of such proposed transaction for which annual or quarterly financial statements and a Compliance Certificate shall have been delivered in accordance with the provisions hereof.
     “Register” has the meaning specified in Section 10.06(c).
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice.
     “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings and (b) the aggregate unused Commitments; provided if any Lender shall be a Defaulting Lender at such time, there shall be excluded for purposes of making a determination of Required Lenders at such time the aggregate principal amount of the unused Commitments of, and the portion of the Total Outstandings held or deemed to be held by, any Defaulting Lender.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, director, managing director or managing member of any Loan Party to the extent each such person shall be duly authorized by all necessary corporate, partnership or other action on the part of such Person to act on behalf of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any (i) dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Loan Party (including, without limitation, any payment in connection with any dissolution, merger, consolidation or disposition involving Subsidiaries), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or of any option, warrant or other right to acquire any such capital stock or other Equity Interest or on account of any return of capital to the Loan Party’s stockholders, partners or members (or the equivalent Persons thereof) or the issuance of any Equity Interest or acceptance of any capital contributions, or any tax sharing payment or indemnification payment (whether directly or indirectly) to HFF or HFF Holdings, (ii) profit participation payments

(including the Profit Participation Payments) to members of HFF Holdings or employees of the HFF Consolidated Group, whether pursuant to employment agreements or otherwise or (iii) payments made in respect of Indemnity Obligations.
     “Sale and Leaseback Transaction” means any arrangement pursuant to which any Loan Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any Property that such Loan Party (a) has sold or transferred (or is to sell or transfer) to, or arranged the purchase by, a Person other than a Loan Party or (b) intends to use for substantially the same purpose as any other Property that has been sold or is transferred (or is to be sold or transferred) by such Loan Party to a Person other than a Loan Party in connection with such lease.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Secured Cash Management Services Agreement” means any Cash Management Services Agreement that is entered into by and between any Loan Party and any Cash Management Bank.
     “Secured Party” means the Administrative Agent, each Lender, each Swap Bank and each Cash Management Bank.
     “Secured Swap Contract” means any Swap Contract required or permitted under this Agreement that is entered into by and between a Borrower and any Swap Bank.
     “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Securities are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Subsidiary Guarantor” means each Subsidiary of any member of the HFF Consolidated Group on the Closing Date and each other Subsidiary of the HFF Consolidated Group that joins the Guaranty Agreement and the Pledge and Security Agreement by executing and delivering a Joinder Agreement pursuant to Section 6.11, together with their successors and permitted assigns.
     “Swap Bank” means any Lender or an Affiliate of a Lender in its capacity as a party to a Swap Contract entered into after the date of this Agreement.

     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to- market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Threshold Amount” means $5,000,000.
     “Total Outstandings” means the aggregate Outstanding Amount of all Loans.
     “Type” has the meaning specified in the definition of “Loan”.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York or, with respect to any Collateral located in any state or jurisdiction other than the State of New York, the Uniform Commercial Code as from to time in effect in such state or jurisdiction.
     “Unaudited Financial Statements” means the unaudited consolidated financial statements of the Operating Companies dated December 31, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date, subject to normal year-end adjustments.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets,

determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Voting Securities” means, with respect to any Person, securities or other ownership interests having by the terms thereof ordinary voting power to elect the board of directors or other persons performing similar functions of such Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency); provided, however, that “Voting Units” and “Voting Interests” issued to “Voting Right Holders” (each as defined in the Partnership Agreements) pursuant to and as governed by Section 3.3 of the Partnership Agreements in effect on the date hereof, and as may be amended with the consent of the Required Lenders, shall not constitute Voting Securities.
     “Warehousing Collateral” means the Borrower Warehoused Loans and the mortgages securing the same which have been pledged or assigned to secure the Warehousing Facilities (or any one of them).
     “Warehousing Facilities” means, collectively, (a) the Red Capital Warehousing Facility, (b) the Other Warehousing Facilities, and (c) any other warehousing facility approved by Administrative Agent in writing in its sole discretion, and “Warehousing Facility” means either one of the Warehousing Facilities.
     “Wholly Owned Subsidiary” means a Subsidiary of a Person of which all Voting Securities of such Subsidiary are at the time beneficially owned directly, or indirectly through one or more intermediaries, or both, by such Person.
     Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) Unless the context otherwise requires, any definition of or references to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified, but in any case, shall be subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein or in any other Loan Document.
          (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iii)

all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (iv) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     Section 1.03 Accounting Terms.
          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders, and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
          (c) Pro Forma Basis means, (a) for purposes of the delivery of the Pro Forma Financial Statements with respect to the Loan Documents, each such statement shall be calculated on a pro forma basis based on the following assumptions: (i) any Indebtedness to be incurred by any Person in connection with the Loan Documents will be assumed to have been incurred on the first day of such Reference Period; (ii) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of such Reference Period that bears interest at a floating rate shall be calculated at the current rate (as of the date of such calculation) under the agreement governing such

Indebtedness (including this Agreement if the Indebtedness is incurred hereunder); and (iii) any gross interest expense, determined in accordance with GAAP, with respect to Indebtedness outstanding during such Reference Period that was or is to be refinanced with proceeds of a transaction assumed to have been incurred as of the first day of the Reference Period will be excluded from such calculations, and (b) for purposes of calculating any financial ratio or financial amount (excluding the Pro Forma Financial Statements set forth in part (a)), for any transaction consummated in any Reference Period, such financial ratio or financial amount shall be calculated on a pro forma basis based on the following assumptions: (i) each such transaction shall be deemed to have occurred on the first day of such Reference Period; (ii) any funds to be used by any Person in consummating any such transaction (but not future committed capital) will be assumed to have been used for that purpose as of the first day of such Reference Period; (iii) any Indebtedness to be incurred by any Person in connection with the consummation of any such transaction will be assumed to have been incurred on the first day of such Reference Period; (iv) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred on the first day of such Reference Period that bears interest at a floating rate shall be calculated at the current rate (as of the date of such calculation) under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder); and (v) any gross interest expense, determined in accordance with GAAP, with respect to Indebtedness outstanding during such Reference Period that was or is to be refinanced with proceeds of a transaction assumed to have been incurred as of the first day of the Reference Period will be excluded from such calculations.
     Section 1.04 Rounding. Any financial ratios required to be maintained by the applicable Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II
THE LOANS
     Section 2.01 The Loans.
          (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment, if any; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the lesser of (A) the Commitments and (B) current Availability as of the date of Borrowing, and (ii) the aggregate Outstanding Amount of the Loans of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.03, and reborrow under this Section 2.01(a).
          (b) Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     Section 2.02 Borrowings, Conversions and Continuations of Loans.
          (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted or continued, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of, Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, the Borrower will be deemed to have specified an Interest Period of one month.
          (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection (a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting an account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to, or continued as, Eurodollar Rate Loans without the consent of the Required Lenders.
          (d) The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the applicable Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to the Loans.
          (f) The failure of any Lender to make any Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender on the date of any Borrowing.
     Section 2.03 Prepayments.
          (a) Voluntary Prepayment of Loans. The Borrower may upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) on the date of prepayment of Base Rate Loans, (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall irrevocably make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages; provided that if the Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.

          (b) Mandatory Prepayments. If for any reason the Total Outstandings at any time exceed the lesser of (A) the Commitments then in effect and (B) Availability as of such time, the Borrower shall immediately prepay the Loans in an aggregate amount equal to such excess.
     Section 2.04 Termination or Reduction of Commitments.
     The Borrower may, upon notice to the Administrative Agent, terminate the Commitments, or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $250,000 or any whole multiple of $250,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Commitments. Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All Commitment Fees accrued until the effective date of any termination of the Commitments shall be paid on the effective date of such termination.
     Section 2.05 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the Outstanding Amount of its Loans on such date.
     Section 2.06 Interest.
          (a) Subject to the provisions of subsection (b) below and without duplication, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
          (b)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount thereafter shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
               (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at the fluctuating interest rate per annum equal at all times to the Default Rate to the fullest extent permitted by applicable Law.
               (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding

Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
               (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.
     Section 2.07 Fees.
          (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to (i) for each day that the Total Outstandings exceed 50% of the actual daily amount of the Commitments then in effect, .20% times the actual daily amount by which the Commitments exceed the Outstanding Amount of Loans and (ii) for each day that the Total Outstandings are less than or equal to 50% of the actual daily amount of the Commitments then in effect, .30% times the actual daily amount by which the Commitments exceed the Outstanding Amount of Loans. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date; provided, that, if any Lender shall be a Defaulting Lender at any time, there shall be excluded, for purposes of making a quarterly determination of the Commitment Fee payable to such Lender, the aggregate principal amount of the unused Commitments of, and the portion of the Total Outstandings held or deemed to be held by, any such Defaulting Lender but only for the period of time during such quarterly period that such Lender was a Defaulting Lender. The Commitment Fee shall be calculated in arrears.
          (b) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
               (ii) The Borrower shall pay to the Lenders any such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     Section 2.08 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     Section 2.09 Evidence of Debt.
          (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon shall be conclusive absent manifest error. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
          (b) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (a) above, and by each Lender in its accounts pursuant to subsections (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make any entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
     Section 2.10 Payments Generally; Administrative Agent’s Clawback.
          (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending

Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day (unless otherwise expressly provided herein), and such extension of time shall be reflected in computing interest or fees, as the case may be.
          (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
               (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
          (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
     Section 2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
     (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
     Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     Section 2.12 Extension Option. Notwithstanding any provision in this Agreement to the contrary and provided no Default or Event of Default has occurred and is continuing on (i) the initial Maturity Date, (ii) on the date notice of extension of such Maturity Date is given as contemplated hereby, and (iii) after giving effect to any such extension, the Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not later than ninety (90) days prior to the initial Maturity Date hereunder, on a one-time basis, request a twelve (12) month extension (the “Extension Option”) of the Maturity Date; provided, that the Extension Option shall not be effective until payment in full is made to the Administrative Agent, for the account of the Lenders, of the Extension Option Fee. Promptly upon satisfaction of the conditions in this Section 2.12, the Maturity Date shall be extended for such twelve (12) month period and the Administrative Agent shall notify the Borrower and each Lender of the revised Maturity Date.
     Section 2.13 Increase in Credit Facility. (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders) not later than ninety (90) days prior to the initial Maturity Date hereunder, the Borrower may from time to time, request an increase in the Credit Facility by an amount (for all such requests) not exceeding $60,000,000 (for a total possible aggregate facility amount up to $100,000,000); provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 and (ii) the Borrower may make a maximum of two such requests. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
          (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
          (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) Effective Date and Allocations. If the Credit Facility is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
          (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.
          (f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.11 or 10.01 to the contrary.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
     Section 3.01 Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Loan Party shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or other applicable Loan Party shall make such deductions and (iii) the Borrower or other applicable Loan Party, jointly and severally, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, any Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

          (c) Indemnification by the Borrower. The Borrower or other applicable Loan Party, jointly and severally, shall indemnify the Administrative Agent and each Lender, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower or by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Nothing contained in this Agreement or in any other Loan Document shall in any way obligate the Borrower to pay any amounts that constitute Excluded Taxes.
          (d) Evidence of Payments. Within thirty (30) days after the date of any payment of Indemnified Taxes or Other Taxes by the Borrower or other applicable Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
     Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
     (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made.
          (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its commercially reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or any other applicable Loan Party or with respect to which the Borrower or any other applicable Loan Party has paid additional amounts pursuant to this Section, it shall pay to the Borrower or such other Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or other applicable Loan Party, jointly and severally, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, any other applicable Loan Party or any other Person.
     Section 3.02 Illegality. If any Lender in good faith determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge rates based upon the Eurodollar Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest through the date of prepayment or conversion on the amount so prepaid or converted.
     Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or that (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans, or failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
     Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans.
          (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);
     (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
     (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender determines in good faith that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within twenty (20) days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
          (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive, absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

     Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
          (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
          (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13.
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. Notwithstanding thee foregoing, the Borrower shall not be obligated to remit payment of any losses, costs or expenses described in clauses (a), (b) or (c) above to a Defaulting Lender, but only for so long as such Lender remains a Defaulting Lender
     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     Section 3.06 Mitigation Obligations; Replacement of Lenders.
          (a) If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender of any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02. as applicable, and (ii) in each case, would not subject such Lender to any reimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.
     Section 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     Section 4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
          (a) Documents to be Delivered. The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, in the case of agreements, instruments and certificates of a Loan Party each properly executed by a duly authorized officer of such Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
     (i) Loan Documents. Counterparts of this Agreement, each Collateral Document and the Guaranty Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
     (ii) Notes. An original Note executed by the Borrower in favor of each Lender requesting such Note;
     (iii) [Reserved];
     (iv) Secretary’s Certificates. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of such Loan Party in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     (v) Certified Organization Documents; Good Standing Certificates. Such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, certified copies of the Organization

Documents of the Loan Parties, certificates of good standing and/or qualification to engage in business and tax clearance certificates of the Loan Parties;
     (vi) Opinions. Favorable opinions of special counsel and local counsel for the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H hereto and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request, and including, among other things, opinions regarding the enforceability of the security interests created thereby;
     (vii) HFF Side Letter. A side letter between HFF and the Administrative Agent as to the subordination terms for indebtedness of HFF;
     (viii) Responsible Officer’s Certificate. A certificate of a duly authorized Responsible Officer of the Borrower certifying as to the following matters:
     (A) either attaching copies of all consents, licenses and approvals of Governmental Authorities, shareholders and other Persons required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party and, required in connection with the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or stating that no such consents, licenses or approvals are so required;
     (B) attaching copies of the financial statements referred to in Section 5.05(a) through (c);
     (C) certifying (1) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (2) that there has been no event or circumstance since the date of the most recent Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (ix) Insurance. (A) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in full force, (B) delivery of endorsements and certificates naming the Administrative Agent as loss payee on all property insurance and the Administrative Agent and the Lenders as additional insured under all liability insurance, and (C) copies of all policies of insurance to the extent requested by the Administrative Agent;
     (x) Perfection of Security Interests. The Perfection Certificate, duly executed by the Loan Parties with the schedules thereto completed for all Loan Parties, together with the following:
     (A) Pledged Equity. Original certificates evidencing all of the issued and outstanding shares of capital stock of GP Corp., which certificates shall be accompanied by undated stock powers duly executed in blank by HFF Partnership Holdings;
     (B) Pledged Debt. The original Intercompany Notes and other instruments required to be pledged pursuant to the terms of the Pledge and Security Agreement, duly endorsed in blank by each relevant Loan Party;
     (C) UCC, Tax Liens, Judgments Search Reports. Copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11) or similar search reports, dated a date reasonably near (but prior to) the Closing Date, listing all effective UCC financing statements, tax liens and judgment liens which name any Loan Party, as the debtor, and which are filed in the jurisdictions in which the Loan Parties are organized or have any property or assets, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements) shall cover any of the Collateral, other than Liens existing on the date hereof and listed on Schedule 7.01);
     (D) Termination Statements. UCC-3 termination statements or other releases in respect of Liens reflected in such search reports other than Liens permitted under Section 7.01;
     (E) Financing Statements. Acknowledgment copies of UCC financing statements (or delivery of such financing statements in proper form for filing) naming the Borrower and each other Loan Party as the debtor and the Administrative Agent as the secured party, which such UCC financing statements have been filed, or have been delivered for filing, under the UCC of all jurisdictions as specified on Schedule 1.04 of the Perfection Certificate;
     (xi) Payoff Letters. Duly executed payoff letters in respect of all Indebtedness of the Loan Parties, including the Indebtedness under the Existing Credit Agreement, other than any Indebtedness permitted under Section 7.03;
     (xii) Material Contracts. Copies of all Material Contracts of each Loan Party, certified as correct and complete by a Responsible Officer of the Borrower;
     (xiii) Compliance Certificate. A duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower ended September 30, 2006, signed by a Responsible Officer of the Borrower; and
     (xiv) Other. Such other assurances, certificates, documents, consents and waivers, estoppel certificates, or opinions as the Administrative Agent or the Required Lenders reasonably may require and as shall be customary for similar transactions.

          (b) Existing Indebtedness; Liens. The Administrative Agent shall be satisfied that, satisfactory arrangements have been made to repay, redeem or defease in full concurrently with the Closing Date, all existing Indebtedness of the Loan Parties, including the Indebtedness under the Existing Credit Agreement, except the Indebtedness listed on Schedule 7.03 hereof, which Indebtedness shall be on terms and conditions satisfactory to the Lenders and all Liens securing such obligations have been or concurrently with the Closing Date are being released, other than Liens listed on Schedule 7.01.
          (c) Intercompany Debt. The Lenders shall be satisfied with the amount, terms and conditions of all intercompany Indebtedness.
          (d) ERISA Matters. The Administrative Agent shall be satisfied that (A) the Loan Parties will be able to meet their obligations under all employee and retiree welfare plans, (B) the employee benefit plans of the Loan Parties and their ERISA Affiliates are, in all material respects, funded in accordance with minimum statutory requirements, (C) no Reportable Event, but excluding events for which reporting has been waived, has occurred as to any such employee benefit plan and (D) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in any material liability.
          (e) Judgments; Actions. There shall exist (i) no order, decree, judgment, ruling, injunction, writ, temporary restraining order or other order of any nature issued by any court or Governmental Authority or (ii) no action, suit, proceeding, investigation, litigation, claim, dispute or proceeding, pending, threatened or contemplated, at law or in equity, in arbitration or before any Governmental Authority by or against or affecting any Loan Party, HFF, HFF Holdings or against any of their respective properties or revenues, in each case, that (A) purports to affect, pertain to or enjoin or restrain the execution, delivery and performance of the Loan Documents or any transactions contemplated hereby or thereby, (B) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect or (C) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby or thereby.
          (f) Corporate Structure; Etc. (i) the Administrative Agent and the Lenders shall be reasonably satisfied with, (A) the corporate, capital and ownership structure (including, without limitation, the Organizational Documents of the Loan Parties and each agreement and instrument relating thereto, and the amount, terms and holders of Indebtedness (including intercompany Indebtedness)) of the Loan Parties, and (B) the management and operation of the Loan Parties. The Lenders and the Administrative Agent shall be reasonably satisfied with the corporate governance arrangements of each of the Loan Parties.
     (ii) The Loan Documents shall be in full force and effect, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and all conditions precedent thereto shall have been satisfied, or with the prior written approval of the Administrative Agent and the Lenders, waived.
          (g) [Reserved]

          (h) [Reserved]
          (i) Fee Letter. The Fee Letter shall be in full force and effect and each of the Loan Parties shall have complied with all of their respective obligations thereunder.
          (j) Solvency. The Administrative Agent shall have received certification as to the financial condition and solvency of the Loan Parties after giving effect to the Credit Extensions contemplated by the Loan Documents from the chief financial officer of the relevant Loan Parties.
          (k) HFF IPO. Successful execution of the initial public offering of the Equity Interests of HFF on substantially the same terms as set forth in the Form S-1/A filed with the SEC on January 17, 2007.
          (l) Fees and Expenses. Any fees and expenses required to be paid on or before the Closing Date shall have been paid, including those fees and expenses set forth in the Fee Letter or the Administrative Agent shall be satisfied that satisfactory arrangements have been made for the payment of such amounts on the Closing Date.
          (m) Legal Expenses. The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of fees, charges and disbursements of counsel to the Administrative Agent as shall constitute its reasonable estimate of fees, charges and disbursements of counsel to the Administrative Agent incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
     Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     Section 4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
          (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, (i) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (iii) together with any additional items that will be disclosed on updated Schedules delivered on the next scheduled delivery date, as to which the Borrower has notified the Administrative Agent in writing.
          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
          (c) The Administrative Agent shall have received a Request for Credit Extension and the certificate referred to in Section 2.13(e) with respect to any increase in Commitments, as applicable, in accordance with the requirements hereof.
          (d) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request.
     Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants to the Administrative Agent and the Lenders that:
     Section 5.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed and validly existing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, accreditations, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as presently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification except in such jurisdictions where failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organization Document of any Loan Party or any event which, with the giving of notice or passage of time or both, would constitute a default thereunder.
     Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the transactions contemplated hereby with respect to each Loan Party, do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person or such Person’s Affiliate is a party or affecting such Person or the properties of such Person or any of its subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Loan Party is in violation of any Law or in breach of any Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.
     Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing, registration or qualification with, any Governmental Authority or any other Person (including any party to any contract or agreement to which any Loan Party or any Loan Party’s Affiliate is a party) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than those that have been obtained), (b) the validity or enforceability of any Loan Documents against the Loan Parties (except such filings or notices as are necessary in connection with the perfection of the Liens created by such Loan Documents), or (c) the consummation of the transactions contemplated hereby, other than the following approvals, consents, exemptions, authorizations, actions, filings, registrations and qualifications:
     (i) the filing of financing statements in the UCC filing offices as contemplated and/or required by the Pledge and Security Agreement or the Perfection Certificate, and any local UCC filings relating to Fixtures, and the UCC termination statements and other Lien releases in the applicable UCC or other offices; and
     (ii) those listed on Schedule 5.03 hereto, all of which have been obtained.
     Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document to which any Loan Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each such Person in accordance with its terms.
     Section 5.05 Financial Statements; No Material Adverse Effect.
          (a) The Audited Financial Statements furnished to the Administrative Agent (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the HFF Consolidated Group as of the date thereof, and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the HFF Consolidated Group as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

          (b) The Unaudited Financial Statements furnished to the Administrative Agent and each Lender (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition, when read together with the notes therein, of the HFF Consolidated Group as of the date thereof, and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii) above, to the absence of footnotes and to normal year-end audit adjustments and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the HFF Consolidated Group as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.
          (c) The Pro Forma Financial Statements have been prepared in good faith by the Borrower and its senior management, based on the assumptions believed by the Borrower and its senior management on the date hereof and on the Closing Date to be reasonably based on the best information available to the Borrower and its senior management as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the transactions contemplated by the Loan Documents, and present fairly on a Pro Forma Basis the estimated consolidated financial position of the HFF Consolidated Group as of the most recent fiscal quarter prior to the Closing Date assuming that the transactions contemplated by the Loan Documents, had actually occurred on that date. None of the Loan Parties has any reason to believe that such pro-forma balance sheets, statements of cash flows or income statements are misleading in any material respect in light of the circumstances existing at the time of the preparation thereof.
          (d) Since September 30, 2006, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
          (e) The financial statements delivered to the Administrative Agent and each Lender pursuant to Sections 6.01(a) and (b) (i) will be prepared in accordance with GAAP, except as otherwise noted therein, and (ii) will fairly present the financial condition of the HFF Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP.
     Section 5.06 Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, investigations, litigations, claims, disputes or proceedings, pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against or affecting any Loan Party or against any of their respective properties or revenues or orders, decrees, judgments, rulings, injunctions, writs, temporary restraining orders or other orders of any nature issued by any court or Governmental Authority that (a) purport to affect, pertain to or enjoin or restrain the execution, delivery or performance of the Loan Documents, or any of the transactions contemplated hereby or thereby, (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, or (c) purport to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby and thereby.

     Section 5.07 No Default. No Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     Section 5.08 Subsidiaries and Equity Investments. As of the Closing Date and as of the date of each Perfection Certificate Supplement, the Loan Parties have no Subsidiaries other than those specifically disclosed in Schedule 1.05 of the Perfection Certificate or Perfection Certificate Supplement (including the jurisdiction of organization, authorized classes of Equity Interests, options, warrants, rights of subscription, conversion and exchangeability and other similar rights, ownership and ownership percentages thereof), and none of the Loan Parties have any equity investments in any other corporation or entity other than those specifically disclosed in Schedule 1.05 of the Perfection Certificate or Perfection Certificate Supplement.
     Section 5.09 Ownership. (a) As of the Closing Date and as of the date of each Perfection Certificate Supplement, the authorized Equity Interests of the Loan Parties of all classes, and all options, rights of subscription, conversion and exchangeability and other similar rights, and the ownership and ownership percentages of any thereof as are outstanding are as set forth in Schedule 1.05 of the Perfection Certificate or the Perfection Certificate Supplement. The outstanding shares of common stock of each Loan Party have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of the preemptive rights of any stockholder. Each Loan Party owns and has good, valid and marketable title to all the outstanding Equity Interests of each of its direct Subsidiaries, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, other than those arising under the Collateral Documents. Except as set forth on Schedule 1.05 of the Perfection Certificate, each Loan Party has no other outstanding Equity Interests, no incentive units, phantom stock or similar arrangements and no calls, commitments or claims of any character relating to its Equity Interests. Except as set forth on Schedule 1.05 of the Perfection Certificate, there are no shareholder agreements or other agreements pertaining to any Loan Party’s beneficial ownership of the Equity Interests of its Subsidiaries, including any agreement that would restrict such Loan Party’s right to dispose of, or its right to vote, such Equity Interests.
     (b) The ownership structure of HFF Holdings and its Subsidiaries is as set forth on Schedule 5.09(b) hereto.
     Section 5.10 Ownership of Property; Liens. Each of the Loan Parties has good title to all of its respective properties and assets, free and clear of any Liens, except for Permitted Liens. Each Loan Party has obtained all permits, licenses, franchises or other certifications, consents, approvals and authorizations, governmental or private, necessary to the ownership of such properties and assets and the conduct of its business, except where any failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 5.11 Intellectual Property; Licenses, Etc. Each Loan Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”)

that is reasonably necessary for the operation of its businesses as presently conducted, without conflict with the rights of any other Person. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.12 Environmental Matters. Each Loan Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.13 Security Documents.
          (a) The Pledge and Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral identified therein owned by each Loan Party who is a party thereto, and, when financing statements in appropriate form are filed as provided in Section 5.03, the Pledge and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral that may be perfected by filing, recording or registering a financing statement under the UCC, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Liens.
          (b) The Pledge and Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Equity and Pledged Debt (each as defined in the Pledge and Security Agreement) identified therein, and, when the Pledged Securities (as defined in the Pledge and Security Agreement) evidencing any such Pledged Equity which are certificated securities and such Pledged Debt are delivered to the Administrative Agent (and so long as they continue to be properly held by the Administrative Agent), the Pledge and Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Equity and Pledged Debt, in each case subject to no other Lien.
     Section 5.14 Insurance. Each of the Loan Parties maintains, with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance (including liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where any of the Loan Parties operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Collateral Documents).

     Section 5.15 Transactions with Affiliates. Except as set forth in Schedule 5.15 or permitted by Section 7.09, none of the Loan Parties will be a party to or engaged in any transaction with, and none of the properties and assets of any Loan Party will be subject to or bound by any agreement or arrangement with HFF Holdings, HFF, any member of the HFF Consolidated Group, or any of their respective officers, directors, holders of Equity Interests, or Affiliates or Subsidiaries.
     Section 5.16 Taxes. Each Loan Party has timely filed all Federal, state and other tax returns and reports required to be filed, and have timely paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, whether or not shown on any tax return, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect.
     Section 5.17 ERISA Compliance.
          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each of their respective ERISA Affiliates have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
          (b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) none of the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
     Section 5.18 Purpose of Loans. The proceeds of the Loans are to be used as working capital, for Permitted Acquisitions and for other lawful corporate purposes.

     Section 5.19 Margin Regulations; Investment Company Act.
          (a) None of the Loan Parties is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loans will be used by the Loan Parties to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.
          (b) None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940. Neither the making of the Loans or the application of the proceeds or repayment thereof by the Borrower, nor the consummation of other transactions contemplated hereunder, will violate any provision of such Act or any rule, regulation or order of the SEC.
     Section 5.20 Disclosure. Each of the Loan Parties has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     Section 5.21 Compliance with Laws. Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     Section 5.22 Labor Matters. There are no strikes or lockouts against any Loan Party pending or, to the best knowledge of any Loan Party, threatened, which could have a Material Adverse Effect.
     Section 5.23 Solvency. Immediately after giving effect to the initial Credit Extension made on the Closing Date, if any, and any other transactions occurring on the Closing Date, (a) the fair value of the assets of the Loan Parties (inclusive of goodwill) will exceed the debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Loan Parties (inclusive of goodwill) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured and (c) each Loan

Party will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. For purposes of this Section 5.23, the amount of any contingent liabilities of any Loan Party (including liabilities in respect of litigation, guaranties and pension plans) shall be calculated as the maximum reasonably anticipated liability in respect thereof as determined by such Loan Party in good faith, in light of all the facts and circumstances existing at the time.
     Section 5.24 Material Contracts. Set forth on Schedule 5.24 hereto (as the same may be supplemented by any Perfection Certificate Supplement), is a complete and accurate list of all Material Contracts of each of the Loan Parties, showing as of the Closing Date and the date of each Perfection Certificate Supplement , the name thereof, the parties, the subject matter and the term.
ARTICLE VI
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.14 and 6.15) cause each Loan Party to:
     Section 6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
          (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year thereafter of HFF and the Operating Companies, (i) a consolidated and consolidating balance sheet of HFF as at the end of such fiscal year, and the respective related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year and (ii) a consolidated balance sheet for each of the Borrower and HFF Securities as at the end of such fiscal year and the respective related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case, in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated balance sheets and statements to be audited and accompanied by a report and opinion of either Ernst & Young and/or Sisterson & Co. LLP, or an independent certified public accounting firm of nationally recognized standing or an independent certified public accounting firm of regional recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
          (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of HFF and the Operating Companies, (i) a consolidated and consolidating balance sheet of HFF as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of such fiscal year then ended and (ii) a consolidated balance sheet of the Borrower and HFF

Securities as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of such fiscal year then ended, in each case setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated balance sheets and statements to be certified by Responsible Officer of HFF, the Borrower or HFF Securities, as applicable, as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of HFF, the Borrower or HFF Securities on a consolidated basis in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
          (c) as soon as available, but in any event at least fifteen (15) days before the end of each fiscal year of the Borrower, the Loan Parties’ preliminary annual business plan and budgets, including projected balance sheet, income statement, cash flow statement and financial covenant calculations for the next two years prepared on a fiscal quarter basis; provided, however, that the finalized projected financial information shall be delivered promptly upon completion.
     Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
          (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if such knowledge was obtained, stating the nature and status of such Default and the action the Borrower has taken or propose to take with respect thereto;
          (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (including a certification as to Availability). In connection with the delivery by the Borrower of each Compliance Certificate pursuant to this Section 6.02(b), the Borrower shall deliver to the Administrative Agent a Perfection Certificate Supplement, together with a statement of a Responsible Officer executing the Compliance Certificate, certifying that, as of the date thereof, after giving effect to the Perfection Certificate Supplement, the representations and warranties in Article V hereof are true and correct in all material respects, except those representations and warranties made as of a date certain which remain true and correct in all material respects as of such date;
          (c) promptly after receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Parties by independent accountants in connection with the accounts or books of any Loan Party, or any audit of any of them;

          (d) [Reserved];
          (e) on the earlier to occur of (x) at least five (5) Business Days prior to making any Restricted Payment pursuant to Section 7.06(e), and (y) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding the calculation of Excess Cash Flow for the HFF Consolidated Group for the prior fiscal year;
          (f) promptly, upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Loan Document, Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request; and
          (g) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
     Documents required to be delivered pursuant to Sections 6.01(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies, of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Loan Party Materials”) by posting the Loan Party Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that so long as the Borrower is an issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) all Loan Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Loan Party Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat the Loan Party Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Loan Party Materials constitute Information, they shall be treated as set forth in Section 10.07): (iii) all Loan Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arranger shall be entitled to treat any Loan Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     Section 6.03 Notices. Promptly notify the Administrative Agent and each Lender:
          (a) of the occurrence of any Default or Event of Default;
          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract of any Loan Party, (ii) any dispute, action, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority, or (iii) the commencement of, or any material development in, any action, litigation, investigation or proceeding affecting any Loan Party, including pursuant to any applicable Environmental Laws;
          (c) of the occurrence of any ERISA Event;
          (d) of any material change in accounting policies or financial reporting practices by any Loan Party;
          (e) of any failure by Freddie Mac, beyond any applicable cure and grace period, to purchase any Borrower Warehoused Loan in accordance with its written commitment to purchase such loan; and
          (f) of the revocation or removal of a Borrower’s status as an authorized seller and servicer of mortgages to Freddie Mac.
     Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action such Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     Section 6.04 Payment of Obligations. Pay and discharge, on or prior to the date on which the same shall become delinquent, all its obligations and liabilities, including (a) all tax liabilities, fees, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained, (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain, in full force and effect its legal existence, legal structure, legal name and good standing under the Laws of the jurisdiction of its incorporation or organization, except in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses, approvals and franchises in each case which are necessary or desirable in the normal conduct of its business, except in a transaction permitted by Sections 7.04 and 7.05; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.
     Section 6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Casualty and Condemnation excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
     Section 6.07 Maintenance of Insurance. (a) Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance (including liability insurance and casualty insurance), with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar businesses and owning similar properties in localities where such Loan Party operates, of such types and in such amounts, with such deductibles and covering such risks, as are customarily carried under similar circumstances by such other Persons (or otherwise required in the Collateral Documents). The Administrative Agent shall be named as an additional insured with respect to any general liability insurance, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent ten (10) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Loan Party or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies.
          (b) In case of any Casualty or Condemnation with respect to any Property of any Loan Party or any part thereof, promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage, destruction or taking.
     (c) In connection with the covenants set forth in this Section 6.07, it is understood and agreed that none of the Administrative Agent, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07, it being understood that (i) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (ii) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower shall, and shall cause each Loan Party to, waive its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees, to the extent permitted by Law.
     Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.
     Section 6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties, as the case may be.
     Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
     Section 6.11 Further Assurances with Respect to Additional Subsidiary. Not later than thirty (30) days following the date on which any Person (other than an Excluded Subsidiary) becomes a direct Subsidiary of any Loan Party, cause the Borrower and any other applicable Subsidiary or Loan Party to deliver to the Administrative Agent, the following:
          (a) a Perfection Certificate Supplement duly completed for such Subsidiary and supplementing the information in the Perfection Certificate for the Loan Parties to the date thereof; and
          (b) if such new Subsidiary is a Domestic Subsidiary (other than an Excluded Subsidiary), cause the Borrower, any other applicable Loan Party and such Subsidiary to execute and deliver a Joinder Agreement to the Administrative Agent, together with documents of the type referred to in clauses (iv), (v), (vi), (viii), (ix), (x), (xi) and (xii) of Section 4.01(a), as applicable, including, without limitation, if the Equity Interests of such Subsidiary are certificated, Pledged Securities (as defined in the Pledge and Security Agreement) representing

100% of the outstanding Equity Interests of such Subsidiary owned by the Loan Parties, together with instruments of assignment duly executed in blank by the Loan Party owning such Equity Interests.
     Section 6.12 Further Assurances with Respect to Additional Collateral.
          (a) Within twenty (20) days of a request therefore, execute, any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to comply with the terms of this Agreement and the other Loan Documents, including causing, to the fullest extent permitted by Law, (i) the Collateral to be subject to a first priority security interest in favor of the Administrative Agent (subject, in the case of non-possessory security interests, to the Permitted Liens) and (ii) the pledge of the Equity Interests of the Loan Parties and their respective Subsidiaries which is subject to a pledge pursuant to the Pledge and Security Agreement, in each case to secure all the Obligations, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon Administrative Agent’s request therefor, evidence reasonably satisfactory to the Administrative Agent as to the validity, perfection and priority of the Liens created or intended to be created by the Loan Documents.
          (b) If any property or asset is acquired or leased by any Loan Party after the Closing Date of the types referred to in the Perfection Certificate, notify the Administrative Agent thereof (except, in the case of personal property, such notice shall not be required if the Administrative Agent has a valid first priority perfected security interest in such property and assets by virtue of any actions previously taken by it or on behalf of the Administrative Agent) by delivering a duly completed Perfection Certificate Supplement to the Administrative Agent at the times required by Section 6.02(b) and Section 6.11 and cause, to the fullest extent permitted by Law, such property and assets to be subjected to a first priority security interest in favor of the Administrative Agent (subject, in the case of non-possessory security interests, to the Permitted Liens), take, to the fullest extent permitted by Law, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Required Lenders to grant and perfect such Liens, including the actions described in Section 4.01 of the Pledge and Security Agreement.
     Section 6.13 Performance of Material Contracts, etc. Do the following: (a) perform and observe all the terms and provisions of each Material Contract and the Loan Documents to be performed or observed by it; (b) maintain each such Material Contract or Loan Document in full force and effect and enforce each such Material Contract or Loan Document or in accordance with its terms; (c) take all such action to such end as may be from time to time requested by the Administrative Agent; and (d) upon request of the Administrative Agent, make to each other party to each such Material Contract or Loan Document such demands and requests for information and reports or for action as any Loan Party is entitled to make under such Material Contract or Loan Document except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.
     Section 6.14 Use of Proceeds. Use the proceeds of the Loans on the Closing Date solely for the purposes set forth in Section 5.18.
ARTICLE VII
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, directly or indirectly, nor shall it permit any other Loan Party to, directly or indirectly:
     Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (with such Liens described below being referred to herein as “Permitted Liens”):
          (a) Liens pursuant to any Loan Document securing the Obligations;
          (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not broadened, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby are not renewed or extended;
          (c) Liens for taxes, fees, assessments or other governmental charges, not yet due or which are not delinquent or remain payable without penalty, or to the extent non-payment thereof is permitted by Section 6.04; provided that no notice of lien has been filed or recorded under the Code or other applicable Law;
          (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP;
          (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
          (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than surety bonds related to judgments or litigation, unless such judgment or litigation related surety bonds are otherwise expressly permitted hereunder) performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property of the Loan Parties which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds in respect thereof; provided that enforcement of such Liens is effectively stayed;
          (i) Liens securing Indebtedness permitted under Section 7.03(c);
          (j) Liens on Warehousing Collateral securing the Warehousing Facilities (or any of them);
          (k) Liens and renewals and extensions thereof, securing Indebtedness permitted under Section 7.03(c); provided that (i) such Liens do not at any time encumber property other than the property financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and
          (l) Liens on the cash value of insurance policies and renewals and extensions thereof, with respect to financing arrangements entered into by any of the Loan Parties in the ordinary course of business in connection with the purchase and maintenance of such insurance policies.
     Section 7.02 Investments. Make or hold any Investments in any Person or any Acquisitions, except:
          (a) Investments by any Loan Party held in the form of Cash Equivalents;
          (b) The respective investments of GP Corp, HFF Partnership Holdings and HFF Acquisition in the Borrower and HFF Securities;
          (c) Investments by the Borrower in and to any Subsidiary Guarantor in the form of contributions to capital or loans or advances; provided that (i) each item of intercompany Indebtedness shall be unsecured and (ii) each item of intercompany Indebtedness shall be evidenced by an Intercompany Note which shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Administrative Agent pursuant to the terms of the Pledge and Security Agreement;
          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

          (e) Investments by the Borrower in Swap Contracts permitted under Section 7.03(e);
          (f) Investments by the Loan Parties in (i) the Excluded Subsidiaries (other than HFF Securities) that, when aggregated with all Indebtedness outstanding pursuant to Section 7.03(f) and all Investments made pursuant to Section 7.02(f)(ii), does not exceed $500,000 in the aggregate at any time, and (ii) HFF Securities, in an amount as is required by SEC Rule 15c 3-1; provided, however, that Investments in HFF Securities shall only be permitted at the minimum levels such Investments are required by SEC Rule 15c 3-1;
          (g) Borrower Warehoused Loans that meet or satisfy all conditions to purchase (other than the passage of time) as set forth in the applicable Freddie Mac or Fannie Mae purchase commitment;
          (h) Investments that constitute Permitted Acquisitions; and
          (i) solely in connection with (and for the sole purpose of effecting) any exercise of an Exchange Right or any issuance of Equity Interests in HFF to any employee of Borrower or HFF Securities pursuant to any employee incentive plans approved by the Board of Directors of HFF, an Investment in HFF in the form of Class A common Equity Interests in HFF.
     Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness under the Loan Documents;
          (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03, and accounts payable incurred in the ordinary course of business of any Loan Party not more than sixty (60) days past due;
          (c) purchase money Indebtedness of the Borrower and any Subsidiary Guarantors including Capitalized Leases or Off-Balance Sheet Obligations; provided, however, that (i) the total aggregate amount of all such Indebtedness at any one time outstanding for the Borrower and any Subsidiary Guarantor taken together shall not exceed $300,000, (ii) such Indebtedness, when incurred, shall not exceed 100% of the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition, (iii) such Indebtedness is created and any Lien attaches to such Property concurrently with or within forty-five (45) days of the acquisition thereof, and (iv) such Lien does not at any time encumber any Property other than the Property financed by such Indebtedness;
          (d) intercompany Indebtedness permitted under Section 7.02(c); provided that such Indebtedness is subordinated to the Obligations and the terms and conditions of such subordinated Indebtedness are reasonably acceptable to the Lenders;
          (e) obligations (contingent or otherwise) of the Borrower existing or arising under any Swap Contract required to be entered into pursuant to Section 6.15; provided that (i)

such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view,” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
          (f) Indebtedness of the Excluded Subsidiaries to the Loan Parties that does not exceed, when aggregated with all Investments made and outstanding pursuant to Section 7.02(f), $500,000 at any time outstanding; and
          (g) Indebtedness under the Warehousing Facilities for Borrower Warehoused Loans that are permitted pursuant to Section 7.02(g).
     Section 7.04 Fundamental Changes.
          (a) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, subject to Section 7.04(e) and so long as no Default or Event of Default exists or would result therefrom:
     (i) the Borrower may merge with any of its wholly-owned Subsidiaries; provided that (A) Borrower shall be the continuing or surviving Person, (B) the Loan Parties shall cause to be delivered such documents, instruments and certificates as to cause the Loan Parties to be in compliance with the terms of Sections 6.11 and 6.12, and (C) no Default shall have occurred and be continuing immediately before or after giving effect to such transaction;
     (ii) any Wholly-Owned Subsidiary of the Borrower may be party to a transaction of merger or consolidation with a Wholly-Owned Subsidiary of the Borrower; provided that (A) the Loan Parties shall cause to be delivered such documents, instruments and certificates as to cause the Loan Parties to be in compliance with the terms of Sections 6.11 and 6.12, and (B) no Default shall have occurred and be continuing immediately before and after giving effect to such transaction;
     (iii) any Loan Party may merge with any other Loan Party, provided that the Borrower shall be the continuing or surviving Person of any merger involving such Loan Party; provided, that, HFF Securities may not merge with any Loan Party and no merger may occur that would result in a Change of Control;
     (iv) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party; provided, that, no Disposition shall occur that would result in a Change of Control; and
     (v) any Loan Party may merge with any other Person for the purpose of effecting a Permitted Acquisition.

          (b) change its name, identity or corporate structure (or the equivalent) or reincorporate or reorganize under the laws of another jurisdiction unless it shall have given the Administrative Agent at least thirty (30) days prior written notice thereof and shall have delivered to the Administrative Agent all UCC financing statements and amendments thereto as the Administrative Agent shall request and taken all other actions deemed necessary by the Administrative Agent to continue Lenders’ perfected status in the Collateral with the same or better priority.
          (c) (i) move the principal place of business and the chief executive office of (x) GP Corp. or HFF Partnership Holdings from 301 Grant Street, Suite 600, Pittsburgh, Pennsylvania 15219 or (y) any other Loan Party from 2000 Post Oak Boulevard, Suite 2000, Houston, Texas 77056; (ii) change the jurisdiction of organization from Texas in regard to the Borrower and Delaware in regard to each other Loan Party; or (iii) change the location where it maintains its records with respect to the Collateral; unless, in each case, it shall have provided the Administrative Agent thirty (30) days’ prior written notice of such change and shall have delivered to the Administrative Agent all UCC financing statements and amendments thereto as the Administrative Agent shall request and taken all other actions deemed necessary by Lender to continue its perfected status in the Collateral with the same or better priority.
          (d) alter, amend, modify, terminate, or change any provision of its Organization Documents, in any manner affecting the rights, titles, security interests, liens, powers and privileges of the Administrative Agent or Lenders, in each case relating to any of the Collateral during the time that there exists any outstanding Obligation hereunder or that this Agreement remains in effect (each, a “Material Amendment”). For the avoidance of doubt, any alteration, change, amendment or modification to the Organization Documents of the Borrower or HFF Securities entered into for the sole purpose of evidencing (i) any split or combination of partnership units in the Borrower resulting from a split or combination of HFF stock (as described in Section 5.2 of the Partnership Agreements), (ii) a cancellation of partnership units as a result of a redemption, repurchase, acquisition, cancellation or termination of HFF stock (as described in Section 5.3 of the Partnership Agreements), (iii) the issuance of new partnership units in connection with the issuance of HFF stock (as described in Section 5.4 and/or 5.5 of the Partnership Agreements), (iv) any forfeiture of partnership units by HFF Acquisition as described in Section 5.6 of the Partnership Agreements and (v) any exercise of the Exchange Right, in each case, so long as the Administrative Agent, for the benefit of the Secured Parties, shall following any such transaction have, directly or indirectly, a valid, first-priority, perfected security interest in 100% of the outstanding Pledged Equity Interests, shall not be deemed to be a Material Amendment. With respect to any other proposed amendment, modification or change to any Organizational Document of any of the Loan Parties, such Loan Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall determine, in its sole discretion (that is, the determination of the other Lenders shall not be required) on the Administrative Agent’s good faith belief, whether such proposed amendment, modification or change to such Organizational Document is a Material Amendment within three (3) Business Days of the date on which it is deemed to have received such notification pursuant to Section 10.02 hereof, and shall promptly notify such Loan Party of its determination. If the Administrative Agent determines that the proposed amendment is a Material Amendment, the approval of the Required Lenders will be required (unless the approval of all Lenders is required consistent with the terms hereof), and the Administrative Agent shall promptly notify the Lenders in writing of such request for such approval (and requesting the approval of the Lenders within fifteen (15) Business Days of such written notice), distributing, as appropriate, the proposed amendment and any other relevant information provided by such Loan Party. If the Administrative Agent determines that the proposed amendment is not a Material Amendment, such Loan Party may make such amendment without the consent of Lenders or the Administrative Agent; provided, however, such Loan Party shall promptly deliver to the Administrative Agent an executed copy of such amendment upon the execution and effectiveness of such amendment.
     Section 7.05 Dispositions. Make any Disposition (other than any Casualty or Condemnation) or enter into any agreement to make any Disposition, except:
          (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
          (b) Dispositions of inventory in the ordinary course of business;
          (c) Dispositions of equipment or real property in the ordinary course of business to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably applied to the purchase price of similar replacement property (or other property necessary for the operations of any Loan Party or Subsidiary) within 180 days of such Disposition;
          (d) Dispositions of property by any Loan Party to another Loan Party to the extent permitted by Section 7.04;
          (e) Dispositions that constitute Investments permitted by Section 7.02;
          (f) Dispositions made in connection with transactions permitted by Section 7.04;
          (g) Dispositions of the Borrower Warehoused Loans to Freddie Mac or Fannie Mae or in the event Freddie Mac or Fannie Mae shall fail to purchase any such loan, any sale of such loan to a third party;
          (h) licensing (including sublicensing) of intellectual property in the ordinary course of business;
          (i) the lease or sublease of real property (or interest therein) in the ordinary course of business;
          (j) exchanges of Cash Equivalents for other Cash Equivalents; and
          (k) the exercise of the Exchange Right.
provided, however, that any Disposition pursuant to subsections (a) through (j) shall be for fair market value.

     Section 7.06 Restricted Payments. Declare or make directly or indirectly any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
          (a) the Loan Parties may declare and pay dividends and distributions payable solely in common stock or other common Equity Interests of such Loan Party;
          (b) any Subsidiary of HFF Holdings or the Borrower may make Restricted Payments to another Loan Party;
          (c) the applicable Loan Parties may make Profit Participation Payments;
          (d) (i) to the extent that the Borrower has determined that a tax liability exists for HFF and/or the members of HFF Holdings and (ii) so long as the Borrower is in compliance with Section 7.18 on a Pro Forma Basis both before and after giving effect to the proposed Restricted Payment, the HFF Consolidated Group may make Quarterly Tax Distributions;
          (e) so long as the Borrower is in compliance with Section 7.18 on a Pro Forma Basis both before and after giving effect to the proposed Restricted Payment, the HFF Consolidated Group may make distributions for Indemnity Obligations actually incurred by HFF;
          (f) (i) any split or combination of partnership units in the Borrower resulting from a split or combination of HFF stock (as described in Section 5.2 of the Partnership Agreements) or (ii) the issuance of new partnership units in connection with the issuance of HFF stock (as described in Sections 5.4 or 5.5 of the Partnership Agreements), in each case, so long as the Administrative Agent, for the benefit of the Secured Parties, shall following any such transaction have, directly or indirectly, a valid, first-priority, perfected security interest in 100% of the outstanding Pledged Equity Interests; and
          (g) On the earlier of (i) 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year beginning January 1, 2007) or (ii) the day on which the financial statements and Compliance Certificate of the Loan Parties are delivered pursuant to Sections 6.01(a) and 6.02(b), so long as the Borrower is in compliance with Section 7.18 on a Pro Forma Basis both before and after giving effect to the proposed Restricted Payment, the HFF Consolidated Group may make the Permitted Borrower Distribution.
     Section 7.07 Amendment, Etc. of Indebtedness, Other Material Contracts and Payments in respect of Indebtedness.
          (a) Other than the Loan Documents (which can only be amended or modified pursuant to the terms hereof), amend or modify (or permit the amendment or modification of (including any waivers of)), after the issuance thereof, the terms of any Indebtedness.

          (b) Subject to the terms of Section 7.07(a), cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof by any Loan Party, amend or modify (or permit the amendment or modification of (including any waivers of)), any Material Contract, waive any default under or breach any Material Contract, or take any other action in connection with any Material Contract, unless, in each case, any such cancellation, termination, amendment or modification, or consent, waiver or approval thereunder, is not adverse in any respect to the Borrower and the Subsidiaries or the Lenders.
          (c) Make any payment in contravention of the terms of any subordination with respect to any Indebtedness.
          (d) Except in connection with the proceeds of distributions permitted pursuant to Section 7.06(e), make any prepayment, redemption, defeasance or acquisition for value (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Indebtedness (other than the Indebtedness under the Loan Documents and intercompany Indebtedness permitted hereunder), other than regularly scheduled payments of principal and interest on such Indebtedness (and only to the extent such payment is not in contravention of the terms of any subordination provision thereof).
     Section 7.08 Change in Nature of Business. No Loan Party shall engage in any material line of business substantially different from those lines of business conducted by such Loan Party on the date hereof (or on the date which such Person becomes a Loan Party) or any business in a similar (or complimentary) line of business.
     Section 7.09 Transactions with Affiliates. No Loan Party shall enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
     Section 7.10 Limitations on Restricted Actions. Enter into or create or otherwise cause to exist or become effective any agreement or arrangement that: (a) limits the ability (i) of any Loan Party to make Restricted Payments to any other Loan Party, (ii) of any Loan Party to act as a guarantor and pledge its assets pursuant to the Loan Documents or (iii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(c) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person not permitted under Section 7.01 if a Lien is granted to secure another obligation of such Person.
     Section 7.11 Sale-Leasebacks; Off-Balance Sheet Obligation. Enter into any Sale and Leaseback Transaction or Off-Balance Sheet Obligation, unless such Sale and Leaseback Transaction or Off-Balance Sheet Obligation constitutes Indebtedness permitted by Section 7.03(c).

     Section 7.12 [Reserved].
     Section 7.13 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     Section 7.14 Impairment of Security Interests. Take or omit to take any action which action or omission might or would materially impair the security interests in favor of the Secured Parties with respect to the Collateral or (b) grant to any Person (other than the Administrative Agent pursuant to the Collateral Documents) any interest whatsoever in the Collateral, except for the non-possessory Liens permitted under Section 7.01.
     Section 7.15 Ownership of Subsidiaries and Other Restrictions Relating to the Subsidiaries and the Loan Parties.
          (a) Notwithstanding any other provision of this Agreement, (i) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Equity Interests of any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Equity Interests in such Subsidiary to any Person, except the Borrower or any Wholly-Owned Subsidiary of the Borrower, (iii) permit any Loan Party or any Subsidiary of any of them to issue any shares of preferred Equity Interests, (iv) permit, create, incur, assume or suffer to exist any Lien, other than Liens in favor of the Secured Parties, on any Equity Interests of any Loan Party in such Subsidiary or Loan Party, (v) permit members of the HFF Consolidated Group (other than the Borrower and its Subsidiaries) to own any Equity Interests of any Foreign Subsidiary or (vi) permit HFF Securities to (x) own any Equity Interests in any Person or (y) retain cash or other assets with a fair market value of more than the minimum amount that is required by SEC Rule 15c 3-1.
          (b) In the case of HFF Partnership Holdings, HFF Acquisition and GP Corp., (i) hold any assets other than the Equity Interests of the other Loan Parties, (ii) have any material liabilities other than the liabilities under the Loan Documents, or (iii) engage in any business or activity other than (A) owning all the Equity Interests o the other Loan Parties and activities incidental or related thereto or activities related to the maintenance of the corporate existence of HFF Partnership Holdings, HFF Acquisition and GP Corp., or compliance with applicable Law, and (B) acting as a guarantor pursuant to the Guaranty Agreement and pledging its assets to the Administrative Agent, for the benefit of the Lenders, pursuant to the Pledge and Security Agreement.
     Section 7.16 Partnerships, etc. Become a general partner or limited partner or joint venturer.
     Section 7.17 Fiscal Year and Accounting Method. No Loan Party will change its fiscal year or method of accounting (unless required to in accordance with GAAP).
     Section 7.18 Financial Covenants.

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time, tested at the end of each fiscal quarter of the Borrower, to be greater than 3.00 to 1.0.
          (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time, tested at the end of each fiscal quarter of the Borrower, to be less than 1.65 to 1.0.
     Section 7.19 Independent of Covenants. All covenants contained in Article VI and Article VII of this Agreement shall be given independent effect so that if a particular action or condition is not permitted by one covenant, the fact that such action or condition would be permitted by another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
     Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:
          (a) Non-Payment. The Borrower fails to pay (or cause to be paid) (i) when and as required to be paid herein, any amount of principal of any Loan on the Maturity Date, or (ii) within three days after the same becomes due, any principal (other than the Maturity Date) of or interest on any Loan, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
          (b) Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.01, 6.02, 6.03(a)-(e), 6.05, 6.07(a), 6.10, 6.11, 6.12, 6.14, or Article VII, or any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or
          (c) Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or if any such default pursuant to this subsection (c) reasonably cannot be cured within such 30 day period and such Loan Party is at all times diligently pursuing the cure thereof, such cure period shall be extended to 60 days from the date of such default; or
          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
          (e) Cross-Default. (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and

Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Loan Party is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Loan Party as a result thereof is greater than the Threshold Amount; or
          (f) Insolvency Proceedings, Etc. Any Loan Party (i) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors or (ii) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
          (h) Judgments. There is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
          (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document, or in the case of any Lien granted pursuant to any Collateral Document (including any Lien granted after the Closing Date in accordance with Section 6.11 or 6.12) in favor of the Administrative Agent, such Lien ceases to have the priority purported to be granted under such Collateral Document or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect, and to the extent applicable in any such instance, the applicable Loan Party(ies) fails to deliver such replacement Loan Documents as may be necessary to cure such event; or
          (k) Guaranty Agreement. The Guaranty Agreement given by any Guarantor (including any Person that becomes a Subsidiary Guarantor after the Closing Date in accordance with Section 6.11) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person that becomes a Subsidiary Guarantor after the Closing Date in accordance with Section 6.11) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty Agreement, or any Guarantor shall default, beyond any applicable grace periods set forth in the cross-referenced sections of this Agreement, in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty Agreement;
          (l) Change of Control. There occurs any Change of Control; or
          (m) Freddie Mac/ Fannie Mae. Freddie Mac or Fannie Mae fails to purchase any Borrower Warehoused Loans in accordance with its written commitment to purchase such loans, and such failure continues for five (5) days beyond any applicable cure or grace period and (i) the applicable Loan Party thereafter fails to sell such Loan to a third party within 60 days of the date on which Freddie Mac or Fannie Mae originally defaulted on its obligation or (ii) the failure to sell such Loan could result in a Material Adverse Effect.
     Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
          (a) declare the Commitments of each Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, including, without limitation, all rights and remedies existing under the Collateral Documents and all rights and remedies against any Loan Party;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
     Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including applicable Attorney Costs and amounts payable under Article III hereof and under the Guaranty Agreement) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Commitment Fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including applicable Attorney Costs and amounts payable under Article III hereof) and under the Guaranty Agreement), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid Commitment Fees and interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, ratably (i) to the payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this subclause (i) to this clause Fourth held by them and (ii) to payment of that portion of the Obligations constituting amounts owing under or in respect of Secured Swap Contracts and Secured Cash Management Services Agreements, ratably among the Swap Banks and Cash Management Banks in proportion to the respective amounts described in this subclause (ii) to this clause Fourth held by them.

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT
     Section 9.01 Appointment and Authority.
          (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have any rights as a third party beneficiary of any of such provisions.
     Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
     Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
          (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all (i) payments shall be made to an account designated by the Required Lenders, (ii) communications shall be made to each Lender directly and (iii) determinations required to be made by the Administrative Agent shall instead be made by determination of the Required Lenders, in all instances until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Managers or Arrangers listed on the cover page hereof shall have any powers,

duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
     Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.07 and 10.04) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     Section 9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
          (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

          (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
          (c) to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement and release the pledge of its assets, stock and indebtedness if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.10.
ARTICLE X
MISCELLANEOUS
     Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, HFF Holdings and the Borrower and the applicable Loan Parties, as the case may be, and acknowledged by the Administrative Agent, and then each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
          (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
          (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
          (d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
          (e) change Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

          (f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
          (g) release any Guarantor without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone), or release all or substantially all of the Collateral in any transaction or series of related transactions except as specifically permitted by the Loan Documents without the written consent of each Lender; or
provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. Upon delivery by the Borrower of each Perfection Certificate Supplement certifying supplements to the Schedules to the Perfection Certificate, the schedule supplements attached to each such Perfection Certificate Supplement shall be incorporated into and become a part of and supplement the Schedules to the Perfection Certificate, and the Administrative Agent may attach such schedule supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant thereto.
     Section 10.02 Notices; Effectiveness; Electronic Communication.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to any of the Loan Parties, the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE LOAN PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE LOAN PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE LOAN PARTY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’ or the Administrative Agent’s transmission of Loan Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          (d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
          (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders in the exercise of their good faith discretion shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
     Section 10.04 Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights against any Loan Party and/or the Collateral (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
          (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder, thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
          (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 10.06 Successors and Assigns.
          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b)) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
          (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
          (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
          (ii) Proportionate Amount. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

          (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
          (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
          (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, if any; provided, however that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
          (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
          (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.
          (e) Limitations On Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
     Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
     For purposes of this Section, “Information” means all information received from HFF Holdings or the Borrower or any Subsidiary relating to HFF Holdings or the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by HFF Holdings, the Borrower or any Subsidiary, provided that, in the case of information received from HFF Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning HFF Holdings, the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
     Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, without prior notice to the Borrower or any other Loan Party, any such notice being waived by each Loan Party (on its behalf and on behalf of the Borrower) to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the foregoing, the Lenders agree that their set-off rights pursuant to this Section 10.08 shall not apply to any account or deposit of any Loan Party that is expressly designated as a fiduciary or escrow account for a third party.
     Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, is unable to make Eurodollar Rate Loans under Section 3.02 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
          (a) the Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.06(b);
          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
          (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
          (d) such assignment does not conflict with applicable Laws.

     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     Section 10.14 Governing Law; Jurisdiction; Etc.
          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          (b) SUBMISSION TO JURISDICTION. HFF HOLDINGS AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST HFF HOLDINGS, THE BORROWER OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. HFF HOLDINGS, THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     Section 10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of its Affiliates or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
     Section 10.17 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     Section 10.18 USA Patriot Act Notice. Each Lender subject thereto and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with such Act.
     Section 10.19 Time of the Essence. Time is of the essence of the Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER

HOLLIDAY FENOGLIO FOWLER, L.P.,
By: Holliday GP Corp., its general partner

By:	/s/ John H. Pelusi, Jr.
Name:	John H. Pelusi, Jr.
Title:	President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Steven P. Renwick
Name:	Steven P. Renwick
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By: Name:	/s/ Steven P. Renwick Steven P. Renwick
Title:	Senior Vice President

EXHIBIT A
FORM OF LOAN NOTICE
Date:                     ,
To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of [          ], 2007(as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among HOLLIDAY FENOGLIO FOWLER, L.P., a limited partnership organized under the laws of the State of Texas, (“Borrower” or “HFF”), Bank of America, N.A., as Administrative Agent and the Lenders from time to time party thereto.
     The undersigned hereby requests (select one):
     ☐    A Borrowing of Loans     ☐ A conversion or continuation of Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan requested: Base Rate Loan or Eurodollar Rate Loan]
4.	For Eurodollar Rate Loans: with an Interest Period of months.
     The Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01(a) of the Agreement.

HOLLIDAY FENOGLIO FOWLER, L.P.

By:
Name:
Title:

A-1

EXHIBIT B
RESERVED

B-1

EXHIBIT C
FORM OF NOTE
                    ,
     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                      or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of [          ], 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

HOLLIDAY FENOGLIO FOWLER, L.P.

By: Holliday GP Corp., its general partner

By:
Name:	John H. Pelusi, Jr.
Title:	President

LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal or	Outstanding
			End of	Interest	Principal
	Type of	Amount of	Interest	Paid This	Balance	Notation
Date	Loan Made	Loan Made	Period	Date	This Date	Made By

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

D-1

EXHIBIT E
FORM OF
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the] [each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignors’][the respective Assignor’s] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Collateral securing such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
Form of Assignment and Assumption

to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee:[s] [for each Assignee, indicate

[Affiliate]/[Approved Fund] of [identify Lender]]

3.	Borrower: Holliday Fenoglio Fowler, a Texas limited partnership

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement, dated as of February ___, 2007, among HOLLIDAY FENOGLIO FOWLER, L.P., a limited partnership organized under the laws of the State of Texas, (“Borrower” or “HFF”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

6.	Assigned Interests:

		Aggregate	Amount of
		Amount of	Commitment/	Percentage
		Commitment/Loans	Loans	Assigned of
Assignor[s][4]	Assignee[s][5]	for all Lenders	Assigned	Commitment
		$	$	%
[7. Trade Date: ][6]
     Effective Date:                     , 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[4]	List each Assignor, as appropriate.

[5]	List each Assignee, as appropriate.

[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR [NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Name:
Title:

Form of Assignment and Assumption

[Consented to and][1] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[Consented to:][2]

[BORROWER]
By:
Name:
Title:

[1]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[2]	To be added to the extent the consent of the Borrower is required by the terms of the Credit Agreement.
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not
Form of Assignment and Assumption

taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but not excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Form of Assignment and Assumption

EXHIBIT F
FORM OF GUARANTY AGREEMENT
     This GUARANTY AGREEMENT, dated as of February 5, 2007 (this “Agreement”), is made by HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company (the “HFF Partnership Holdings”), HOLLIDAY GP CORP., a Delaware corporation (“GP Corp.”), HFF LP ACQUISITION LLC, a Delaware limited liability company (“HFF Acquisition”) and each Subsidiary (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided for in the recitals or in Article I below) of HFF Partnership Holdings, GP Corp., HFF Acquisition or Borrower (as defined below) listed on the signature pages hereof (HFF Partnership Holdings, GP Corp., HFF Acquisition and such Subsidiaries, together with any Additional Guarantors which hereafter become a party to this Agreement pursuant to Section 5.06, are collectively referred to as the “Guarantors” and individually as a “Guarantor”), in favor of BANK OF AMERICA, N.A., as administrative and collateral agent (in such capacities, the “Administrative Agent”) for each of the Secured Parties.
RECITALS
     WHEREAS, pursuant to a Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited liability company (the “Borrower”), the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent and the other Secured Parties, the Lenders have agreed to make Loans and other extensions of credit to or for the benefit of the Borrower;
     WHEREAS, the obligations of the Lenders to make Credit Extensions to or for the benefit of the Borrower under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor;
     WHEREAS, each Guarantor is engaged in a business which is related to the business of the Borrower and will derive substantial direct and indirect benefits from the Credit Agreement and the Credit Extensions to be made or issued thereunder by the Lenders to or for the benefit of the Borrower and the other financial accommodations to the Borrower as may be made available by the other Secured Parties; and
     WHEREAS, each Guarantor is willing to guarantee the Obligations of the Borrower as hereinafter provided in order to obtain such benefits;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Secured Party, as follows:
ARTICLE XI
DEFINITIONS
Guaranty Agreement

     Section 11.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Additional Guarantors” is defined in Section 5.06(b).
     “Administrative Agent” is defined in the preamble.
     “Agreement” is defined in the preamble.
     “Borrower” is defined in the first recital.
     “Credit Agreement” is defined in the first recital.
     “Guaranteed Obligations” is defined in Section 2.01.
     “Guarantor” and “Guarantors” are defined in the preamble.
     “Intercompany Note” has the meaning provided in the Pledge and Security Agreement.
     “Post Petition Interest” is defined in Section 2.04(b)(ii).
     “Subordinated Obligations” is defined in Section 2.04(b).
     “Termination Date” has the meaning provided in the Pledge and Security Agreement.
     Section 11.02 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     Section 11.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.05 of the Credit Agreement shall be equally applicable to this Agreement.
ARTICLE XII
GUARANTEE
     Section 12.01 Guarantee; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and all Obligations of each other Guarantor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments, amendments and restatements, replacements or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (the Obligations of the Borrower and the other Guarantors guaranteed by each Guarantor being the “Guaranteed Obligations” of such Guarantor), and agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or
Guaranty Agreement

any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s Obligations hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations of such Guarantor and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.
          (b) Each Guarantor, and the Administrative Agent, for itself and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Law to the extent applicable to this Agreement and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.
          (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Agreement, such Guarantor will contribute, to the maximum extent permitted by Law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
     Section 12.02 Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Obligations of such Guarantor will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Agreement are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. This Agreement is a present and continuing, absolute and unconditional guarantee of payment when due, and not of collection, by each Guarantor jointly and severally with each other Guarantor of the Obligations of the Borrower or any other Guarantor. The liability of each Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:
          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting
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from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise in accordance with the Loan Documents;
          (c) any taking, exchange, release, subordination or non-perfection of any Collateral or any other collateral, or any taking, release, subordination or amendment or waiver of, or consent to departure from, any other guarantee, for all or any of the Guaranteed Obligations;
          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations of any Loan Party, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;
          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding under Debtor Relief Laws affecting the Borrower or any other Loan Party or its assets or any resulting release or discharge of any Guaranteed Obligation;
          (f) the existence of any claim, setoff or other right which any Guarantor may have at any time against any Loan Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction;
          (g) any provision of applicable Law purporting to prohibit the payment or performance by any Loan Party of any of the Obligations of such Loan Party;
          (h) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);
          (i) the failure of any other Person to execute or deliver this Agreement or any other guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
          (j) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
     Section 12.03 Waivers and Acknowledgments.
          (a) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any
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property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.
          (b) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
          (c) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations of such Guarantor hereunder.
          (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Agreement, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives, to the extent permitted by applicable Law, any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable Law.
          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.
          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2.02 and this Section 2.03 are knowingly made in contemplation of such benefits.
     Section 12.04 Subordination. (a) Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Guarantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution (pursuant to Section 2.01(c) or otherwise) or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Guarantor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right without the
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prior written consent of the Administrative Agent, unless and until the Termination Date has occurred.
          (b) Each Guarantor hereby agrees that any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party, including pursuant to Section 2.01(c) (collectively, the “Subordinated Obligations”), are hereby subordinated to the prior payment in full in cash of the Obligations of such other Loan Party under the Loan Documents to the extent and in the manner hereinafter set forth in this Section 2.04(b):
          (A) Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees in writing, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.
          (B) In any proceeding under any Debtor Relief Law relating to any other Loan Party, each Guarantor agrees that unless the Administrative Agent otherwise agrees in writing the Secured Parties shall be entitled to receive payment in full in cash of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) of each other Loan Party before such Guarantor receives payment of any Subordinated Obligations of such other Loan Party.
          (C) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of any Subordinated Obligations due to such Guarantor from any other Loan Party as trustee for the Secured Parties and deliver such payments to the Administrative Agent for application to the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.
          (D) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (A) in the name of any Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations due to such Guarantor and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (B) to require any Guarantor (1) to collect and enforce, and to submit claims in respect of, Subordinated Obligations due to such Guarantor and (2) to pay any amounts received on
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such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).
          (E) In the event of any conflict between the provisions of this Section 2.04(b) and the provisions of Annex A of any Intercompany Note, the provisions of such Annex A shall govern.
          (c) If any amount shall be paid to any Guarantor in violation of this Section 2.04 at any time prior to the Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising.
          (d) If the Termination Date shall have occurred, the Administrative Agent will, at any Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from any payment made by such Guarantor pursuant to this Agreement.
     Section 12.05 Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by any Guarantor under or in respect of this Agreement or any other Loan Document shall be made, in accordance with Section 3.01 of the Credit Agreement, free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if any Guarantor shall be required by any Laws to deduct any Indemnified Taxes (including Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05), each of the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Law.
          (b) Without limiting the provisions of subsection (a) above, each Guarantor shall timely pay any Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Agreement or any other Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement and the other Loan Documents to the relevant Governmental Authority in accordance with Law.
          (c) Each Guarantor shall indemnify the Administrative Agent and each Lender within 10 days after demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally
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imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Guarantor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) No Guarantor shall be responsible for the payment of any Excluded Taxes.
ARTICLE XIII
REPRESENTATIONS AND WARRANTIES
     Section 13.01 Credit Agreement Representatives and Warranties. Each Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Borrower with respect to such Guarantor.
     Section 13.02 No Conditions Precedent. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.
     Section 13.03 Independent Credit Analysis. Each Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.
ARTICLE XIV
COVENANTS
     Section 14.01 Credit Agreement Covenants. Each Guarantor covenants and agrees that until the Termination Date, it will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement on its or their part to be performed or observed.
     Section 14.02 Operation Matters. In the conduct of its business and operations, HFF Acquisition shall:
          (a) limit the nature, purpose and conduct of its business solely to the ownership of the Equity Interests in the Operating Companies;
          (b) maintain books and records, separate from those of any other Person;
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          (c) maintain its bank accounts and all its other assets separate from those of any other Person;
          (d) hold regular membership or partnership meetings, as appropriate, to conduct its business, and observe all other partnership formalities;
          (e) hold itself out to creditors and the public as a legal entity separate and distinct from any other Person;
          (f) prepare separate financial statements, or if part of a consolidated or combined group, then it shall be shown as a separate member of such group, including in a footnote(s) to the relevant financial statements disclosing its separate existence and identity and the existence of its own assets;
          (g) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates except as otherwise permitted under the Loan Documents;
          (h) except as otherwise permitted pursuant to the Loan Documents (including, without limitation, in connection any with the exercise of Exchange Right), transact all business with Affiliates on an arm’s-length basis and to enter into transactions with Affiliates on an arm’s-length basis pursuant to written agreements;
          (i) hold all of its assets and conduct business in its own name;
          (j) maintain a sufficient number of employees, if any, in light of its contemplated business operations;
          (k) correct any misunderstanding regarding its separate identity of which any Guarantor has actual knowledge;
          (l) not identify itself in writing as a division of any other Person;
          (m) pay any liabilities out of its own funds, including salaries of any employees; and
          (n) maintain adequate capital in light of its contemplated business operations, if any.
ARTICLE XV
MISCELLANEOUS PROVISIONS
     Section 15.01 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     Section 15.02 No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise
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thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by the Law.
     Section 15.03 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by, such Secured Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Documents to such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such Obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Secured Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or their respective Affiliates may have. Each Secured Party agrees to notify such Guarantor and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
     Section 15.04 Indemnification. (a) Without limitation of any Guarantor’s obligation to guarantee the Borrower’s reimbursement and indemnification Obligations under Section 10.04 of the Credit Agreement, each Guarantor shall independently indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party as and to the extent provided in Section 10.04 of the Credit Agreement.
          (b) Each Guarantor hereby also agrees that none of the Indemnitees shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact, and each Guarantor hereby agrees not to assert any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the Loans, the actual or proposed use of the proceeds of the Credit Extensions, the Loan Documents or any of the transactions by and between the Lenders and the Loan Parties (or any of them) as contemplated by the Loan Documents.
          (c) All amounts due under this Section 5.04 shall be payable not later than ten Business Days after demand therefor.
          (d) Without prejudice to the survival of any of the other agreements of any Guarantor under this Agreement or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 2.01(a) (with respect to enforcement expenses), the last sentence of Section 2.02, Section 2.05 and this Section 5.04 shall survive the
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payment in full of the Guaranteed Obligations and all of the other amounts payable under this Agreement.
     Section 15.05 Continuing Guarantee; Reinstatement. (a) This Agreement is a continuing agreement and shall (i) remain in full force and effect with respect to each Guarantor until the Termination Date, (ii) be binding upon each Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns.
          (b) This Agreement shall continue to be effective or be reinstated, as the case may be, with respect to a Guarantor if at any time any payment of any of the Guaranteed Obligations of such Guarantor is rescinded or must otherwise be returned by any Secured Party or any other Person in connection with the insolvency, bankruptcy, reorganization or other similar proceedings affecting the Borrower or any other Loan Party under Debtor Relief Laws or otherwise, all as though such payment had not been made.
          (c) The Obligations of a Guarantor under this Agreement shall terminate on the Termination Date for such Guarantor.
     Section 15.06 Amendments, etc.; Additional Guarantors; Successors and Assigns. (a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Guarantors or the Loan Party Representative on behalf of the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (b) Upon the execution and delivery by any Person of a Joinder Agreement, such Person shall be referred to as an “Additional Guarantor” and shall be and become a Guarantor, and each reference in this Agreement to “Guarantor” shall also mean and be a reference to such Additional Guarantor.
          (c) This Agreement shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors, transferees and assigns; provided, however, that no Guarantor may assign its obligations hereunder without the prior written consent of the Administrative Agent.
     Section 15.07 Addresses for Notices; Borrower as Representative. (a) All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by telecopier to each party hereto at the address set forth in Section 10.02 of the Credit Agreement (as contained on Schedule 10.02 to the Credit Agreement). All such notices and other communications shall be deemed to be given or made at the times provided in Section 10.02 of the Credit Agreement.
          (b) Each Subsidiary Guarantor hereby appoints the Borrower to act as the representative for such Subsidiary Guarantor for purposes of delivering and receiving notices on behalf of such Grantor under, and confirming the consent of such Guarantor and otherwise authorizing and delivering supplements and amendments to, the Loan Documents to which such
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Guarantor is a party on behalf of such Guarantor, including, without limitation, pursuant to a Perfection Certificate Supplement.
     Section 15.08 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     Section 15.09 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 15.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
     Section 15.11 Governing Law, Etc. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (b) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN
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PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.07. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     Section 15.12 Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 15.13 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEONS WRITTEN AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Page Follows]
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     IN WITNESS WHEREOF, each Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HFF PARTNERSHIP HOLDINGS LLC
By:
Name:
Title:

HOLLIDAY GP CORP.
By:
Name:
Title:

HFF LP ACQUISITION LLC
By:
Name:
Title:

Form of Joinder Agreement

F-1

EXHIBIT G
FORM OF JOINDER AGREEMENT
     THIS JOINDER AGREEMENT (this “Agreement”), dated as of                     ,                     , is by and between                                         , a                                           (the “Subsidiary”), and Bank ofAmerica, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement, dated as of February                     , 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among HOLLIDAY FENOGLIO FOWLER, L.P., a limited partnership organized under the laws of the State of Texas, (“Borrower” or “HFF”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.
     The Borrower is required by Section 6.11 of the Credit Agreement to cause each Person that becomes a direct or indirect material domestic subsidiary of a Loan Party (other than an Excluded Subsidiary) to execute and deliver a Joinder Agreement in the form hereof.
     Accordingly, the applicable Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:
ARTICLE I
JOINDERS
     1.1 Guaranty. The Subsidiary hereby (a) acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Guaranty Agreement and a “Guarantor” (as such term is defined in the Guaranty Agreement) for all purposes of the Credit Agreement and the Guaranty Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guaranty Agreement, (b) jointly and severally together with the other Guarantors thereunder, guarantees to each Lender and the Administrative Agent, as provided in the Guaranty Agreement, the prompt payment and performance of the Guaranteed Obligations (as defined in the Guaranty Agreement) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof, and (c) makes each representation and warranty set forth in Article III of the Guaranty Agreement as to itself to the same extent as each other Guarantor thereunder and hereby agrees to be bound as a Guarantor by all of the terms and provisions of the Guaranty Agreement to the same extent as all other Guarantors thereunder.
     1.2. Pledge and Security Agreement. The Subsidiary hereby (a) acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge and Security Agreement, and a “Grantor” (as such term is defined in the Pledge and Security Agreement) for all purposes of the Credit Agreement and the Pledge and Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Pledge and Security Agreement, (b) assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, and hereby grants to the
Form of Joinder Agreement

Administrative Agent for its benefit and the ratable benefit of the Secured Parties, as collateral for the Secured Obligations (as such term is defined in the Pledge and Security Agreement), a pledge and assignment of, and a security interest in, all of the right, title and interest of the undersigned in and to its Collateral, whether now owned or hereafter acquired, subject to all of the terms and provisions of the Pledge and Security Agreement, as if such Collateral of the undersigned had been subject to the Pledge and Security Agreement on the date of its original execution, (c) attaches hereto supplements to Schedules                      to the Pledge and Security Agreement, and certifies that such supplements have been prepared by the Subsidiary in substantially the form of the Schedules to the Pledge and Security Agreement and are accurate and complete as of the date first above written, and (d) makes each representation and warranty set forth in                      of the Pledge and Security Agreement as to itself and as to its Collateral to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Pledge and Security Agreement to the same extent as all other Grantors.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     The Subsidiary hereby represents and warrants that:
     (a) This Agreement has been duly authorized, executed and delivered by the Subsidiary and constitutes a legal, valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms; and
     (b) No Default has occurred and is continuing on the date hereof.
ARTICLE III
EFFECTIVENESS
     This Agreement shall become effective on the date when the last of the following conditions shall have been satisfied:
     (a) The Administrative Agent shall have received the following (in each case in form and substance satisfactory to the Administrative Agent, in its reasonable discretion):
     (i) duly executed counterparts of this Agreement;
     (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of the Subsidiary as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each duly authorized officer authorized to act on behalf of the Subsidiary in connection with this Agreement and the other Loan Documents to which the Subsidiary is a party;
Form of Joinder Agreement

     (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Subsidiary is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, including, certified copies of its Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;
     (iv) favorable opinions of counsel for the Subsidiary, addressed to the Administrative Agent and each Lender, reasonably acceptable to the Administrative Agent and including, among other things, opinions regarding the enforceability of the security interests created thereby;
     (v) a certificate of a duly authorized officer of the Subsidiary either (A) attaching copies of all consents, licenses and approvals of Governmental Authorities, shareholders and other Persons required in connection with the execution, delivery and performance by the Subsidiary and the validity against the Subsidiary of the Loan Documents to which it is a party (including the pledge of the Subsidiary’s Capital Stock and the expiration, without imposition of conditions, of all applicable waiting periods in connection with the transaction contemplated by the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (vi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in full force and effect;
     (vii) original certificates evidencing all of the issued and outstanding shares of Capital Stock or other equity or other ownership interests, if any, required to be pledged by the Subsidiary pursuant to the terms of the Pledge and Security Agreement, which certificates shall be accompanied by undated stock powers duly executed in blank by each relevant pledgor in favor of the Administrative Agent;
     (viii) the original Intercompany Notes required to be pledged pursuant to the terms of the Pledge and Security Agreement duly endorsed in blank by the Subsidiary in favor of the Administrative Agent;
     (ix) (A) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11) or similar search reports certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date hereof, listing all effective UCC financing statements, tax liens and judgment liens which name the Subsidiary as the debtor, and which are filed in the jurisdictions in which the Subsidiary is organized or has any property or assets, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report,
Form of Joinder Agreement

as the case may be, is current enough to list such financing statements) shall cover any of the Collateral) except to the extent permitted by Section 7.01 of the Credit Agreement;
     (x) acknowledgment copies of UCC financing statements (or delivery in proper form for filing) naming the Subsidiary as the debtor and the Administrative Agent as the secured party, and which such UCC financing statements have been filed, or have been delivered for filing under the UCC of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the first priority security interest (subject to Liens permitted by Section 7.01 of the Credit Agreement) of the Administrative Agent pursuant to the Pledge and Security Agreement;
     (xi) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests (together with access letters) created under the Collateral Documents (subject to the Liens permitted by Section 7.01 of the Credit Agreement) has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements);
     (xii) Certified copies of all Material Contracts of the Subsidiary
     (xiii) evidence of appointment of CT Corporation System (or other corporate service company) as agent for service of process; and
     (xiv) such other assurances, certificates, documents, consents and waivers, estoppel certificates, or opinions as the Administrative Agent or the Required Lenders reasonably may require.
     (b) No Default or Event of Default shall have occurred and be continuing at the time of the execution and delivery hereof or would occur immediately after giving effect to the execution and delivery of this Agreement and the performance by the Subsidiary of its obligations hereunder.
ARTICLE IV
MISCELLANEOUS
     4.1. Integration; Confirmation. On and after the date hereof, each of the Guaranty Agreement, the Pledge and Security Agreement, and the respective Schedules thereto shall be supplemented as expressly set forth herein; all other terms and provisions of each of the Guaranty Agreement, the Pledge and Security Agreement, the other Loan Documents and the respective Schedules thereto shall continue in full force and effect and unchanged and are hereby confirmed in all respects.
     4.2. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
Form of Joinder Agreement

     4.3. Expenses. The Subsidiary agrees to pay (a) all reasonable out-of-pocket expenses of the Administrative Agent, including all reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, execution and delivery of this Agreement or any document or agreement contemplated hereby and (b) all taxes which the Administrative Agent or any Secured Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes).
     4.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by telecopier to each party hereto at the address set forth in Section 10.02 of the Credit Agreement (with any notice to the Subsidiary being delivered to the Subsidiary in care of the Borrower). All such notices and other communications shall be deemed to be given or made at the times provided in Section 10.02 of the Credit Agreement.
     4.5. Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     4.6. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.7. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
     4.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Form of Joinder Agreement

     IN WITNESS WHEREOF, the Subsidiary has caused this Agreement to be duly executed by its authorized officers, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:

Name:
Title:
Form of Joinder Agreement

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:
Title:
Form of Joinder Agreement

[ATTACH SUPPLEMENTS TO
SCHEDULES
TO
SECURITY AGREEMENT]
Form of Security Agreement

EXHIBIT H
OPINION MATTERS
·       Section 5.01
·       Section 5.02
·       Section 5.03
·       Section 5.04
·       Section 5.06
·       Section 5.10
·       Section 5.13
·       Section 5.20
·       Section 5.24
Form of Opinion

H-1

EXHIBIT I
FORM OF
PLEDGE AND SECURITY AGREEMENT
Dated as of February 5, 2007,
among
HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company,
HOLLIDAY GP CORP., a Delaware corporation
HFF LP ACQUISITION LLC, a Delaware limited liability company
HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership,
CERTAIN OF THEIR SUBSIDIARIES
party hereto from time to time,
as Grantors,
and
BANK OF AMERICA, N.A.,
as Administrative Agent.

ARTICLE I DEFINITIONS	1

1.01 Credit Agreement Definitions and Constructions	1
1.02 UCC Definitions	1
1.03 Other Defined Terms	1

ARTICLE II PLEDGED COLLATERAL	8

2.01 Pledged Collateral	8
2.02 Delivery of the Pledged Collateral	8
2.03 Agreements of Grantors as Issuers of Pledged Equity	9
2.04 Representations, Warranties and Covenants with respect to Pledged Collateral	9
2.05 Voting Rights; Dividends and Interest, etc	10
2.06 Registration in Nominee Name; Denominations	11

ARTICLE III SECURITY INTERESTS IN PERSONAL PROPERTY	12

3.01 Security Interest	12
3.02 Filing Authorization	13
3.03 Continuing Security Interest; Transfer of Credit Extensions	14
3.04 Grantors Remain Liable	14
3.05 Security Interest Absolute	15
3.06 Waiver of Subrogation	15
3.07 Release; Termination	15

ARTICLE IV COVENANTS; REPRESENTATION AND WARRANTIES	16

4.01 Perfection of Security Interest	16
4.02 Representations and Warranties	20
4.03 Covenants	20
4.04 Other Actions	22
4.05 Covenants regarding Patent, Trademark and Copyright Collateral	22

ARTICLE V REMEDIES	24

5.01 Remedies upon Default	24
5.02 Application of Proceeds	26
5.03 Grant of License to Use Intellectual Property	26
5.04 Securities Act, etc	26

ARTICLE VI MISCELLANEOUS	27

6.01 Notices	27
6.02 Amendments, etc.; Additional Grantors; Successors and Assigns	27
6.03 Survival of Agreement	28
6.04 Indemnity and Expenses	28
6.05 Administrative Agent Appointed Attorney-in-Fact	29
6.06 Waivers	29
6.07 Severability	30

6.08 Counterparts, Integration, Effectiveness	30
6.09 Headings	30
6.10 GOVERNING LAW; JURISDICTION; ETC	30
6.11 WAIVER OF JURY TRIAL	31
6.12 ENTIRE AGREEMENT	31
6.13 Mortgages	31
Exhibits
Exhibit A            Form of Perfection Certificate

PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT dated as of February 5, 2007 (this “Agreement”), among HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company (“HFF Partnership Holdings”), HOLLIDAY GP CORP., a Delaware corporation (“GP Corp.”), HFF LP ACQUISITION LLC, a Delaware limited liability company (“HFF Acquisition”), HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership (the “Borrower”), and each other Subsidiary (such term and the other capitalized terms used herein shall have the meanings assigned thereto in Article I of this Agreement) of HFF Partnership Holdings, GP Corp., HFF Acquisition and the Borrower identified on the signature pages hereof and each Subsidiary of HFF Partnership Holdings, GP Corp., HFF Acquisition and the Borrower other than any Excluded Subsidiary that hereafter becomes a party hereto from time to time pursuant to Section 5.03 (all such Subsidiaries, together with HFF Partnership Holdings, GP Corp., HFF Acquisition and the Borrower hereinafter collectively referred to as the “Grantors”, and each individually as a “Grantor”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.
RECITALS
     WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of February 5, 2007 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, and the other Loan Documents referred to therein, the Lenders, and the other Secured Parties have agreed to make Credit Extensions and other extensions of credit to or for the benefit of the Borrower;
     WHEREAS, pursuant to the Guaranty Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), each Grantor (other than the Borrower) have guarantied the Obligations of the Borrower under the Credit Agreement and the other Loan Documents;
     WHEREAS, the obligations of the Lenders to make such Credit Extensions under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor; and
     WHEREAS, to obtain such benefits each Grantor is willing to grant a Lien on the Collateral of such Grantor in favor of the Administrative Agent for the benefit of the Secured Parties as collateral security for its Obligations as hereinafter provided;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees, for the benefit of each Secured Party, as follows:
ARTICLE I
DEFINITIONS
     1.01 Credit Agreement Definitions and Constructions. (A) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in Section 1.01 of the Credit Agreement.
          (B) The rules of construction specified in Sections 1.02 through 1.05 of the Credit Agreement also apply to this Agreement.

     1.02 UCC Definitions. All terms defined in the UCC and not defined in this Agreement have the meanings specified therein.
     1.03 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Account” means a right to payment of a monetary obligation, whether or not earned by performance (and shall include invoices, contracts, rights, accounts receivable, notes, refunds, indemnities, interest, late charges, fees, undertakings, and all other obligations and amounts owing to any Grantor from any Person): (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of; (b) for services rendered or to be rendered; (c) for a policy of insurance issued or to be issued; (d) for a secondary obligation incurred or to be incurred; or (e) arising out of the use of a credit or charge card or information contained on or for use with the card.
     “Account Control Agreement” means an account control agreement in substantially the form of Exhibit B-1 or B-2 to the Perfection Certificate, as applicable, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, entered into among a Grantor, the Administrative Agent and the bank or Securities Intermediary where a Deposit Account or Securities Account, respectively, of such Grantor is maintained.
     “Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
     “Administrative Agent” has the meaning specified in the introductory paragraph hereto (and shall include any successor acting in the capacity as successor administrative agent and collateral agent for the Secured Parties pursuant to Article IX of the Credit Agreement).
     “Chattel Paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.
     “Collateral” has the meaning provided in Section 3.01.
     “Commercial Tort Claim” means a claim arising in tort with respect to which the claimant is a Grantor.
     “Credit Agreement” has the meaning specified in the recitals hereto.
     “Deposit Account” means a demand, time, savings, passbook, or similar account (including all bank accounts, collection accounts and concentration accounts, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts) maintained with a bank.
     “Designated Event of Default” means an Event of Default described under Sections 8.01(a), (f) or (g) of the Credit Agreement and following written notice thereof from the Administrative Agent pursuant to Section 8.02 of the Credit Agreement, any other Event of Default.
     “Documents” means a document of title or a receipt of the type described in Section 7-201(2) of the UCC.

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     “Electronic Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.
     “Entitlement Holder” means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such person is the Entitlement Holder.
     “Equipment” means all machinery, equipment in all its forms, wherever located, including, without limitation, all computers and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, furniture and furnishings, office equipment, all other property similar to the foregoing (including tools, parts and supplies of every kind and description), components, parts and accessories installed thereon or affixed thereto and all parts thereof, and all Fixtures and all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor.
     “Federal Securities Laws” has the meaning specified in Section 5.04.
     “Financial Asset” means:
          (a) a Security;
          (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or
          (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.
     “Fixtures” means all items of Goods, whether now owned or hereafter acquired, of any Grantor that become so related to particular real property that an interest in them arises under any real property law applicable thereto.
     “General Intangibles” means all “General Intangibles” as defined in the UCC, including things in action and all other intangible personal property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including, without limitation, corporate, limited liability company, limited partnership or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, inventions, designs, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data information, Payment Intangibles, Software and databases and all embodiments or fixations thereof and related documentation, goodwill, registrations and franchises and tax refund claims.
     “Goods” means all things that are movable when a security interest attaches (including (a) Fixtures and (b) computer programs embedded in goods and any supporting information provided in

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connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that is customarily considered part of the goods, or (ii) by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods).
     “Grantors” has the meaning specified in the introductory paragraph hereto.
     “Indemnitee” has the meaning specified in Section 6.04.
     “Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.
     “Intercompany Note” means a promissory note substantially in the form of Exhibit A to the Perfection Certificate evidencing Indebtedness for borrowed money of any Grantor or any of its direct or indirect Subsidiaries to and in favor of any Grantor.
     “Inventory” means Goods, other than farm products, which: (a) are leased by a Person as lessor; (b) are held by a Person for sale or lease or to be furnished under a contract of service; (c) are furnished by a Person under a contract of service; or (d) consist of raw materials, work in process, or materials used or consumed in a business, and includes, without limitation, (i) finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any of the foregoing, (ii) all goods in which a Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which a Grantor has an interest or right as consignee), (iii) all goods which are returned to or repossessed by any Grantor, and (iv) all accessions thereto, products thereof and documents therefor.
     “Investment Property” means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Financial Assets, commodity contracts and commodity accounts of each Grantor; provided, however, that Investment Property shall not include any Securities constituting Pledged Collateral and identified on Schedules 3.01 and 3.02 to the Perfection Certificate as such Schedule may be supplemented from time to time.
     “Letter-of-Credit Right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, but excludes the right of a beneficiary to demand payment or performance under a letter of credit.
     “Payment Intangible” means a general intangible under which the account debtor’s principal obligation is a monetary obligation.
     “Perfection Certificate” means a certificate substantially in the form of Exhibit A completed by the Parent and the Borrower on behalf of each Grantor to include the scheduled information contemplated by Exhibit A with respect to such Grantor, as such certificate and such schedules may be supplemented from time to time by any Perfection Certificate Supplement.
     “Perfection Certificate Supplement” means a Supplement to the Perfection Certificate in the form of Exhibit C to the Perfection Certificate executed by the Parent and the Borrower on behalf of each Grantor and delivered to the Administrative Agent pursuant to Section 4.01(b) to supplement the scheduled information contemplated by the Perfection Certificate for such Grantor, including any additional Grantor who becomes a party to this Agreement by executing a Joinder Agreement.
     “Pledged Collateral” has the meaning specified in Section 2.01.

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     “Pledged Debt” has the meaning specified in Section 2.01.
     “Pledged Equity” has the meaning specified in Section 2.01.
     “Pledged Securities” means any promissory notes (including Intercompany Notes), stock certificates or instruments, certificates and other documents representing or evidencing any of the Pledged Debt or Pledged Equity, as the case may be.
     “Proceeds” means the following property:
          (a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral;
          (b) whatever is collected on, or distributed on account of, the Collateral;
          (c) rights arising out of the Collateral; and
          (d) to the extent of the value of the Collateral and to the extent payable to the debtor or the secured party, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral.
     “Securities” means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which
          (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;
          (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and
          (c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.
     “Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.
     “Security Entitlements” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.
     “Security Interest” has the meaning specified in Section 3.01.
     “Security Intermediary” means:
          (a) a clearing corporation; or
          (b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

5

          “Software” means all software programs (including both source code, object code and all related applications and data files), whether now owned or hereafter acquired by Grantor, including all those programs designed for use on the computers and electronic data processing hardware of such Grantor, all licenses and leases of software programs, all firmware associated therewith, and all related documentation (including flow charts, logic diagrams, manuals, guides and specifications), but not including a computer program that is included in the definition of Goods.
     “Supporting Obligation” means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, without limitation, all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, General Intangible, Instruments or Investment Property, including Goods represented by the sale or lease of delivery which gave rise to any of the foregoing, returned or repossessed merchandise and rights of stoppage in transit, replevin, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party.
     “Tangible Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.
     “Termination Date” means for all Loan Parties, the date on which the latest of the following events occurs: (i) the payment in full in cash of the Obligations of all the Loan Parties; (ii) the termination or expiration of the Availability Period; and (iii) the termination of all Secured Swap Contracts to which a Swap Bank is a party and all Secured Cash Management Services Agreements to which a Cash Management Bank is a party.
ARTICLE II
PLEDGED COLLATERAL
     2.01 Pledged Collateral. The Collateral pledged by each Grantor under this Agreement shall include all of such Grantor’s right, title and interest in, to and under the following Equity Interests and Indebtedness now owned or hereafter acquired by such Grantor (collectively, the “Pledged Collateral”):
          (a) (i) the shares of capital stock, membership interests, general and limited partnership interests and other Equity Interests in any Person owned by such Grantor on the Closing Date and listed opposite the name of such Grantor on Schedule 3.01 to the Perfection Certificate, (ii) any other Equity Interests of any Person obtained in the future by such Grantor and identified on Schedule 3.01 to any Perfection Certificate Supplement, and (iii) the certificates representing all such Equity Interests (collectively, the “Pledged Equity”); provided, however, that the Pledged Equity of any Grantor shall not include (A) more than 65% of the aggregate issued and outstanding voting Equity Interests of any Foreign Subsidiary owned directly by such Grantor or (B) any Equity Interest in any Person which is evidenced by a Security or a Security Entitlement which is maintained in a Securities Account which is either (1) maintained with the Administrative Agent or (2) maintained with any other Securities Intermediary; provided that, to the extent required by Section 4.01(h), any such other Securities Intermediary shall have entered into a Control Agreement with the Administrative Agent with respect to such Securities Account.

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          (b) (i) the promissory notes (including Intercompany Notes) and debt securities of any other Person owned by such Grantor on the Closing Date and the loans and advances for money borrowed and made by such Grantor to any other Person which are outstanding on the Closing Date, in each case, which are listed opposite the name of such Grantor on Schedule 3.02 of the Perfection Certificate, (ii) any promissory notes (including Intracompany Notes), debt securities, and loans or advances for money borrowed in the future issued to or owed to such Grantor by any other Person and identified on Schedule 3.02 to any Perfection Certificate Supplement, and (iii) the promissory notes (including, Intercompany Notes) and any other instruments as may hereafter be issued to evidence such loans or advances for money borrowed (collectively, the “Pledged Debt”); provided, however, that Pledged Debt shall not include any loans or advances for any Warehousing Facilities.
          (c) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the items referred to in clauses (a) and (b) above;
          (d) subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above; and
          (e) all Proceeds of any of the foregoing.
     2.02 Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities representing any Pledged Equity or Pledged Debt, as the case may be.
          (b) Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any other Grantor or by any other member of the HFF Consolidated Group, in each case, to be evidenced by a duly executed Intercompany Note to be pledged and delivered to the Administrative Agent pursuant to the terms hereof.
          (c) Upon delivery to the Administrative Agent, any Pledged Securities shall be accompanied by stock powers, bond powers or other instruments of transfer reasonably satisfactory to the Administrative Agent duly executed in blank by the applicable Grantor and such other instruments and documents as the Administrative Agent may reasonably request. Unless previously delivered with the Perfection Certificate or any Perfection Certificate Supplement, as the case may be, each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Collateral evidenced thereby, which schedule shall be attached as a supplement to the schedules to the Perfection Certificate and made a part hereof; provided, that, failure to attach any such schedule shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall be in form and substance reasonably acceptable to the Administrative Agent and shall supplement any prior schedules so delivered. Nothing contained herein shall require any Grantor to certificate any of its equity interests in any other party.
          (d) With respect to any Pledged Equity owned by any Grantor that constitutes an uncertificated security of a Subsidiary or Affiliate of such Grantor, such Grantor will cause

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the issuer thereof (if, either individually or together with its other Affiliates, it controls such issuer) or will use commercially reasonable efforts to cause such issuer (if it does not so control such issuer) either (i) to register the Administrative Agent as the registered owner of such Pledged Equity or (ii) (A) to acknowledge the security interest of the Administrative Agent in such Pledged Equity granted hereunder, (B) to confirm to the Administrative Agent that it has not received notice of any other Lien in such Pledged Equity (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity other than the Administrative Agent) and (C) to agree in writing with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such Pledged Equity originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.
     2.03 Agreements of Issuers.
          (a) Each Grantor which is the issuer of any Pledged Equity owned by any other Grantor, hereby (i) acknowledges the security interest of the Administrative Agent in such Pledged Equity granted by such other Grantor hereunder, (ii) confirms that it has not received notice of any other Lien as of the Closing Date in such Pledged Equity (and has not agreed to accept instructions from any other person in respect of such Pledged Equity other than the Administrative Agent) (iii) agrees that it will comply with the instructions with respect to such Pledged Equity originated by the Administrative Agent without further consent of such other Grantor and (iv) otherwise agrees that it will be bound by the terms of this Agreement relating to the Pledged Collateral issued by it.
          (b) In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Equity in such partnership, limited liability company or other entity, and upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Equity to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as the substituted partner or member in such limited partnership, limited liability company or other entity with all rights, powers and duties of a partner or a general partner or a limited member, as the case may be.
     2.04 Representations, Warranties and Covenants with respect to Pledged Collateral. The Grantors represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties as of the date hereof and as of the date of each Perfection Certificate Supplement, that:
          (a) Pledged Collateral. Schedules 3.01 and 3.02 of the Perfection Certificate (as supplemented from time to time by any Perfection Certificate Supplement) accurately and completely sets forth for each Grantor the Pledged Equity and the Pledged Debt of such Grantor.
          (b) Due Authorization and Issuance. All Pledged Equity and Pledged Debt issued by any member of the HFF Consolidated Group to any Grantor has been, and to the extent that any Pledged Equity or Pledged Debt is hereafter issued, such Pledged Equity or Pledged Debt will be, upon such issuance, duly and validly issued by such issuer. All such Pledged

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Equity is fully paid and nonassessable. All such Pledged Debt is the legal, valid and binding obligation of the issuer thereof.
          (c) Title. Each Grantor (i) is the owner, beneficially and of record, of the Pledged Collateral listed on Schedules 3.01 and 3.02 of the Perfection Certificate (as supplemented from time to time by any Perfection Certificate Supplement) opposite the name of such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than the Security Interest created by this Agreement and other assignments and transfers permitted pursuant to the Credit Agreement (including, without limitation, transfers pursuant to an exercise of an Exchange Right), and (iv) will defend its title or interest hereto or therein against any and all Liens (other than the Security Interest created by this Agreement and other Permitted Liens), however arising, of all Persons.
          (d) Transferability of Pledged Collateral. Except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, provision of any Organization Document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;
          (e) Validity of Security Interest. By virtue of the execution and delivery by each Grantor of this Agreement or a Joinder Agreement, as the case may be, when all Pledged Securities evidencing any Pledged Collateral of such Grantor are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent, for the benefit of itself and the other Secured Parties, will obtain a valid and perfected first priority lien, subject to Permitted Liens, upon and security interest in all Pledged Collateral of such Grantor as security for the payment and performance of the Obligations of such Grantor.
          (f) Defaults. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Equity pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder. No Pledged Equity pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and on and as of the Closing Date and as of the date of each Perfection Certificate Supplement and Joinder Agreement, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates (if any) delivered to the Administrative Agent) which evidence any Pledged Equity of such Grantor.
     2.05 Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing, and thereafter:

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          (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, that, such rights and powers shall not be exercised in any manner that could reasonably be expected to have a Material Adverse Effect.
          (ii) The Administrative Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of a Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to subparagraph (i) above.
          (iii) Each Grantor shall be entitled to receive, retain, and to utilize free and clear of any Lien hereof, any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only if and to the extent that such dividends, interest, principal and other distributions are not otherwise prohibited by the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for any Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise (other than any             shares of Class A common Equity Interests of HFF that may be (i) held by any Loan Party solely in connection with (and for the sole purpose of effecting) an exercise of an Exchange Right or (ii) issued to any employee pursuant to any employee incentive plan of HFF), shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall, subject to the applicable Grantor’s rights hereunder, be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          (b) Upon the occurrence and during the continuance of a Designated Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05(b) shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 2.05(b) shall be retained by

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the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02.
          (c) Upon the occurrence and during the continuance of a Designated Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers. If after the occurrence of a Designated Event of Default, such Event of Default shall have been waived pursuant to Section 10.01 of the Credit Agreement, each Grantor will again have the right to exercise the voting and consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
     2.06 Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (to the extent applicable) to hold as collateral the Pledged Collateral endorsed or assigned in blank or in favor of the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall also have the right (in its sole and absolute discretion), to hold the Pledged Collateral (to the extent applicable) in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor. At the request of the Administrative Agent, each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Administrative Agent shall at all times have the right to exchange the certificates or instruments (to the extent permitted by the terms thereof) representing Pledged Securities for certificates or instruments of smaller or larger denominations for any purpose consistent with this Agreement.
ARTICLE III
SECURITY INTERESTS IN PERSONAL PROPERTY
     3.01 Security Interest. Each Grantor hereby collaterally assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance in full of the Obligations of such Grantor, a security interest (the “Security Interest”) in all right, title and interest of such Grantor in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
          (a) all Accounts;
          (b) all Chattel Paper (including all Electronic Chattel Paper and all Tangible Chattel Paper);
          (c) all cash and Deposit Accounts;

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          (d) all Documents;
          (e) all Equipment, including all Fixtures;
          (f) all General Intangibles;
          (g) all Instruments;
          (h) all Inventory;
          (i) all Investment Property;
          (j) all Pledged Collateral;
          (k) all Supporting Obligations;
          (l) all Commercial Tort Claims of such Grantor described in the schedules to the Perfection Certificate in respect of such Grantor (as such schedule may be supplemented from time to time pursuant to any Perfection Certificate Supplement or otherwise);
          (m) all other Goods;
          (n) all books and records pertaining to the Collateral;
          (o) all other assets, properties and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, any Grantor, the Administrative Agent or any other Secured Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and
          (p) all Proceeds of any and all of the foregoing;
provided, however, that notwithstanding anything to the contrary in clauses (a) through (p) above:
          (i) any General Intangible, Chattel Paper, Instrument or Account which by its terms prohibits the creation of a security interest therein (whether by assignment or otherwise) shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral of such Grantor, except to the extent that Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC are effective to render any such prohibition ineffective; provided, however, that if any General Intangible, Chattel Paper, Instrument or Account included in the Collateral contains any term, restricting or requiring the consent of any Person (other than a Grantor) obligated thereon to, any exercise of remedies hereunder in respect of, the Security Interest therein granted under this Section 3.01, then the enforcement of such Security Interest under this Agreement shall be subject to Section 5.01(c) (but such provision shall not limit the creation, attachment or perfection of the Security Interest hereunder);
          (ii) any permit, lease, license or franchise shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, to the extent any Law applicable thereto is effective to prohibit the creation of a Security Interest therein;

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          (iii) any Collateral, including goods and software etc. owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease permitted to be incurred pursuant to the provisions of the Credit Agreement shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease) validly prohibits the creation of any other Lien on such Equipment;
          (iv) any cash or escrowed funds of third parties held in accounts of a Grantor shall not be part of the Collateral;
          (v) any notes otherwise pledged to third-parties issued pursuant to the Borrower Warehoused Loans shall not be part of the Collateral;
          (vi) any tax receivables agreement between HFF and HFF Holdings (and any payments made thereunder) shall not be part of the Collateral; and
          (vii) any rights of HFF Holdings and its members to, by and through HFF Acquisition, exchange direct or indirect interests in the Operating Companies for shares of common stock of HFF shall not be part of the Collateral.
With respect to property described in clauses (i) through (v) above to the extent not included in the Collateral of such Grantor (the “Excluded Property”), such property shall constitute Excluded Property only to the extent and for so long as the creation of a Lien on such property in favor of the Administrative Agent is, and remains, validly prohibited by law or contract, and upon termination of such prohibition (however occurring), such property shall cease to constitute Excluded Property. The Grantors may be required from time to time at the request of the Administrative Agent to give written notice to the Administrative Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such property constitutes Excluded Property) and to provide the Administrative Agent with such other information regarding the Excluded Property as the Administrative Agent may reasonable request.
     3.02 Filing Authorization. (a) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) if such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent, including (subject to the terms hereof) describing such property as “all assets” or “all property.” Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

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          (b) Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any such initial financing statements or amendments thereto if filed prior to the date hereof.
     3.03 Continuing Security Interest; Transfer of Credit Extensions. This Agreement shall create a continuing security interest in the Collateral of each Grantor and shall remain in full force and effect with respect to each Grantor until the Termination Date for such Grantor, be binding upon each Grantor, its successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party. Without limiting the generality of the foregoing, any Secured Party may assign or otherwise transfer (in whole or in part) any Commitment or Loan held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.07 and Article IX of the Credit Agreement.
     3.04 Grantors Remain Liable. Anything herein to the contrary notwithstanding
          (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed,
          (b) each Grantor will comply in all material respects with all Laws relating to the ownership and operation of the Collateral, including all registration requirements under applicable Laws, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been set aside by such Grantor,
          (c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and
          (d) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     3.05 Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of any of the following conditions, occurrences or events:
          (a) any lack of validity or enforceability of any Loan Document;

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          (b) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Parent, the Borrower, any other Grantor or any other Person under the provisions of any Loan Document or otherwise or to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligation;
          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation, including any increase in the Obligations resulting from the extension of additional credit to any Grantor or any other obligor or otherwise;
          (d) any reduction, limitation, impairment or termination of any Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation or otherwise;
          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;
          (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or
          (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Parent, the Borrower, any other Grantor or otherwise.
     3.06 Waiver of Subrogation. Until the Termination Date, no Grantor shall exercise any claim or other rights which it may now or hereafter acquire against any other Grantor that arises from the existence, payment, performance or enforcement of such Grantor’s Obligations under this Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy against any other Grantor or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Grantor, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid for the benefit of the Secured Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Loan Documents and that the agreement set forth in this Section is knowingly made in contemplation of such benefits.
     3.07 Release; Termination.
          (a) Upon any sale, transfer or other disposition of any item of Collateral of any Grantor in accordance with Section 7.05 of the Credit Agreement, the Administrative Agent

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will, at such Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, and (ii) such Grantor shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent (which release shall be in form and substance satisfactory to the Administrative Agent) and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent (or the Required Lenders through the Administrative Agent) may reasonably request.
          (b) On the Termination Date, the pledge, assignment and security interest granted by each Grantor hereunder shall terminate and all rights to the Collateral of such Grantor shall revert to such Grantor. Upon any such termination, the Administrative Agent will, at the applicable Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and deliver to such Grantor all Pledged Securities, Instruments, Tangible Chattel Paper and negotiable documents representing or evidencing the Collateral of such Grantor then held by the Administrative Agent.
ARTICLE IV
COVENANTS; REPRESENTATION AND WARRANTIES
     Each Grantor represents and warrants to the Administrative Agent and the Secured Parties as of the date hereof and as of the date of each Perfection Certificate Supplement, and agrees that:
     4.01 Perfection of Security Interest.
          (a) Perfection Certificate. The Perfection Certificate (as supplemented from time to time by Perfection Certificate Supplement delivered pursuant to subsection (b) of this Section 4.01) has been duly prepared and completed and the information set forth therein for each Grantor, including the exact legal name and jurisdiction of organization of such Grantor, is correct and complete.
          (b) Perfection Certificate Supplement. At the time of delivery of each Compliance Certificate pursuant to Section 6.02(b) of the Credit Agreement and at the time any Grantor becomes a party to this Agreement pursuant to a Joinder Agreement, the Borrower shall deliver to the Administrative Agent a duly completed Perfection Certificate Supplement dated as of the date of such Compliance Certificate or such Joinder Agreement on behalf of each Grantor to supplement the scheduled information about such Grantor contemplated by the Perfection Certificate or to supply the scheduled information about a Grantor party to a Joinder Agreement as contemplated by the Perfection Certificate (or such Compliance Certificate shall include a statement confirming that there has been no material change to the information in the Perfection Certificate, as previously supplemented by any Perfection Certificate Supplements delivered prior to the date of such Compliance Certificate).

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          (c) UCC Filings. UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations reasonably requested by the Administrative Agent containing a description of the Collateral have been prepared by the Grantors based upon the information provided to the Administrative Agent in the Perfection Certificate (as supplemented from time to time) and have been delivered to the Administrative Agent for filing in each governmental office specified in Schedule 1.04 to the Perfection Certificate, and constitute all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in Collateral in which the Security Interest may be perfected by filing a financing statement under the UCC, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing is necessary in any such jurisdiction.
          (d) Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, or if any Grantor shall at any time hold or acquire any Instruments (other than any Instruments evidencing Indebtedness for money borrowed comprising part of the Pledged Collateral which has been delivered to the Administrative Agent pursuant to Section 2.02) or Tangible Chattel Paper, at the request of the Administrative Agent, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request. At any time that no Event of Default has occurred and is continuing, no such request shall be made by the Administrative Agent with respect to Instruments (other than any Pledged Collateral) or any Tangible Chattel Paper.
          (e) Deposit Accounts. Upon the request by the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor shall enter into an Account Control Agreement with each depositary bank with which such Grantor from time to time opens or maintains a Deposit Account to cause the depositary bank to agree to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other Person, pursuant to such Account Control Agreement. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions pursuant to any Account Control Agreement, unless a Designated Event of Default has occurred and is continuing. No Grantor shall grant control of any Deposit Account to any Person other than the Administrative Agent.
          (f) Investment Property. If any Securities, other than (x) any Pledged Equity issued by a Grantor or any other member of the HFF Consolidated Group and pledged pursuant to Article II or (y) any shares of Class A common Equity Interests of HFF that may be (A) held by any Loan Party solely in connection with (and for the sole purpose of effecting) an exercise of an Exchange Right or (B) issued to any employee pursuant to any employee incentive plan of HFF, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request after the occurrence and during the continuance of an Event of

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Default, pursuant to an Account Control Agreement, either (i) cause such Securities Intermediary to agree to comply with entitlement orders or other instructions from the Administrative Agent to such Securities Intermediary as to such Securities or other Investment Property, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer or Securities Intermediary pursuant to any Account Control Agreement, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing.
          (g) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. At any time that no Event of Default has occurred and is continuing the Administrative Agent shall not deliver any such written request with respect to Electronic Chattel Paper or “transferable” records of a single obligor and its Affiliates. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing.
          (h) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Administrative Agent thereof and, at the written request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit with the Administrative Agent agreeing that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing. At any time that no Event of Default has occurred and is continuing the Administrative Agent shall not request that such Grantor enter into such an agreement with respect to letters of credit issued for a single account party or its Affiliates.

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          (i) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim that it intends to pursue, the Grantor shall promptly notify the Administrative Agent thereof by including a summary description of such claim on a schedule attached to the next Perfection Certificate Supplement delivered to the Administrative Agent pursuant to Section 4.01(b) with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.
          (j) Chattel Paper. Each Grantor shall maintain, in form and manner reasonably satisfactory to the Administrative Agent, its Chattel Paper and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Chattel Paper has been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.
     4.02 Representations and Warranties.
          (a) Validity of Security Interest. The Security Interest granted by each Grantor constitutes (i) a legal and valid security interest in the Collateral of such Grantor securing the payment and performance of the Obligations of such Grantor, and (ii) subject to the filings described in Section 4.01(c), a perfected security interest in the Collateral (other than as provided in such Section) in which a security interest may be perfected under Article 9 of the UCC by filing pursuant to the UCC in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.
          (b) Other Financing Statements. The Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens. None of the Grantors has filed or consented to the filing of any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral, other than in respect of Permitted Liens.
     4.03 Covenants. (a) Change of Name, etc. Each Grantor agrees to provide at least 30 days prior written notice to the Administrative Agent of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence, to the extent applicable. Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the applicable UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral subject to Permitted Liens.
          (b) Maintenance of Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it in accordance with reasonably prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, and, at such time or times as the Administrative Agent may reasonably request in respect of any material portion of any Collateral, to prepare and deliver to the Administrative Agent a schedule or schedules in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any and all Collateral specified in any such request.

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          (c) Further Assurances. (i) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to all material Collateral against all Persons and to defend the Security Interest of the Administrative Agent in all material Collateral and the priority thereof against any Lien not expressly permitted to be prior to the Security Interest pursuant to Section 7.01 of the Credit Agreement.
          (ii) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent to the extent permitted by any effective provision of the contracts or arrangements to which such property is subject. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to or consisting part of the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless each Secured Party from and against any and all liability for such performance (except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Secured Party’s gross negligence or willful misconduct).
          (iii) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.
          (d) Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 6.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, upon written notice to Grantors, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this Subsection 4.03(d),

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including reasonable attorneys’ fees, court costs, expenses and other reasonable charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.
          (e) Inspection Rights. Without in any way limiting or expanding the rights of any Lender or the Administrative Agent pursuant to Section 6.10 of the Credit Agreement, the Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantors’ cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral. Subject to Section 10.07 of the Credit Agreement, the Administrative Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.
          (f) Payment of Taxes. At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Liens), and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and the Grantors agree to reimburse the Administrative Agent on demand for any payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization and shall be additional Obligations secured hereby; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
ARTICLE V
REMEDIES
     5.01 Remedies upon Default. (a) Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver all or any item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally with respect to all Collateral, to exercise any and all rights afforded to a secured party under the UCC or other applicable Law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own

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account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale of Collateral the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.
          (b) The Administrative Agent shall give the Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section

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5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.
          (c) Notwithstanding anything to the contrary contained in this Agreement, if any enforceable term of any promissory note, contract, agreement, permit, lease, license or other General Intangible included as a part of the Collateral requires the consent of the Person obligated on such promissory note or any Person (other than the applicable Grantor) obligated on such lease, contract or agreement, or which has issued such permit or license or other General Intangible (i) for the creation, attachment or perfection of the Lien of this Agreement in such Collateral or (ii) for the assignment or transfer thereof or the creation, attachment or perfection of such Lien not to give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or other remedy thereunder, then the receipt of any such necessary consent shall be a condition to any exercise of remedies against such Collateral under this Section 5.01 (but not to the creation, attachment or perfection of the Lien of this Agreement as provided herein).
     5.02 Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral of any Grantor may, in the discretion of the Administrative Agent, be held, to the extent permitted under applicable Law, by the Administrative Agent as additional collateral security for all or any part of the Obligations of such Grantor, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 10.04 of the Credit Agreement and Section 5.06 below) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against all or any part of the Obligations of such Grantor in accordance with Section 8.03 of the Credit Agreement. Any surplus of such cash or cash proceeds of any Grantor held by the Administrative Agent and remaining on the Termination Date for such Grantor shall be paid over to such Grantor or to whomsoever may be lawfully entitled to receive such surplus.
     5.03 Grant of License to Use. Subject to any agreements with third parties that have been or may be entered into by any Grantor, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license for the term of this Agreement (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of intellectual property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
     5.04 Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise

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under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral or any Investment Property permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral or any Investment Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral or any Investment Property could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral or any Investment Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral or any Investment Property, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral or any such Investment Property for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, when exercising remedies on behalf of the Secured Parties after an Event of Default has occurred and is continuing, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or Investment Property or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral or Investment Property at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
ARTICLE VI
MISCELLANEOUS
     6.01 Notices. All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by telecopies to each party hereto at the address set forth in Section 10.02 of the Credit Agreement (with any notice to a Grantor being delivered to the Loan Party Representative in care of such Grantor). All such notices and other communications shall be deemed to be given or made at the times provided in Section 10.02 of the Credit Agreement.
     6.02 Amendments, etc.; Additional Grantors; Successors and Assigns.
          (a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the

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same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
          (b) Upon execution and delivery by the Administrative Agent and any Person of a Joinder Agreement, such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such Joinder Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
          (c) Upon the delivery by the Borrower of each Perfection Certificate Supplement certifying supplements to the Schedules to the Perfection Certificate in respect of any Grantor pursuant to Section 4.01(b), such schedule supplements shall be incorporated into and become a part of and supplement the Schedules to the Perfection Certificate and the Administrative Agent may attach such schedule supplements to such Schedules, and each reference to the Schedules to the Perfection Certificate shall mean and be a reference to such Schedules, as supplemented pursuant to any such Perfection Certificate Supplement. For the avoidance of doubt, the delivery of any Perfection Certificate Supplement shall not effect any release of the security interest granted by any Grantor hereunder unless and until such release shall be effective pursuant to Section 3.07.
          (d) This Agreement shall be binding upon each Grantor and its successors, transferees and assigns and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors, transferees and permitted assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of the Administrative Agent.
     6.03 Survival of Agreement. All covenants, agreements, representations and warranties made by each Grantor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date or any earlier release of such Grantor hereunder pursuant to Section 3.07.
     6.04 Indemnity and Expenses.
          (a) Each Grantor shall jointly and severally indemnify the Administrative Agent and the other Secured Parties and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the

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reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Grantors or any other Loan Party arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to any of the following (whether based on contract, tort or any other theory, whether brought by a third party or by any Grantors or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee): the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or the enforcement of this Agreement or any agreement or instrument contemplated hereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Grantor or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of any experts and agents, which the Administrative Agent may incur in connection with the following:
          (i) the administration of this Agreement and the other Collateral Documents;
          (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;
          (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder or under any other Collateral Document; or
          (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
The agreements of each Grantor in this Section 6.04 shall survive the Termination Date.
     6.05 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose, upon the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the

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Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     6.06 Waivers. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
     6.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or

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unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     6.08 Counterparts, Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     6.09 Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     6.10 GOVERNING LAW; JURISDICTION; ETC.
          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (b) SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERITES IN THE COURTS OF ANY JURISDICTION.

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          (c) WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     6.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     6.12 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEONS WRITTEN AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Signature Pages Follows.]

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Grantors:	HFF PARTNERSHIP HOLDINGS LLC, a Delaware limited liability company

By:

Name:
Title:

HOLLIDAY FENOGLIO FOWLER, L.P., a Texas limited partnership

By: HOLLIDAY GP CORP., a Delaware corporation and its general partner

By:

Name:
Title:

HOLLIDAY GP CORP., a Delaware corporation

By:

Name:
Title:

HFF LP ACQUISITION LLC, a Delaware limited liability company

By:

Name:
Title:

Administrative Agent:	BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:
Title:
Pledge and Security Agreement

S-1

Signature Page to
Pledge and Security Agreement

S-2

EXHIBIT A
to Pledge and Security Agreement
PERFECTION CERTIFICATE
Form of Pledge and Security Agreement

I-1